EXHIBIT 2.1

                                                              EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               CAREMARK RX, INC.,

                            COUGAR MERGER CORPORATION

                                       AND

                                   ADVANCEPCS

                          DATED AS OF SEPTEMBER 2, 2003

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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                                                                PAGE

Article I THE MERGER..............................................................................................2
         Section 1.1.      The Merger.............................................................................2
         Section 1.2.      Effective Time; Closing................................................................2
         Section 1.3.      Effect of the Merger...................................................................2
         Section 1.4.      Certificate of Incorporation and Bylaws................................................3
         Section 1.5.      Directors and Officers.................................................................3

Article II CONVERSION OF SECURITIES; EXCHANGE PROCEDURES..........................................................3
         Section 2.1.      Conversion of Shares...................................................................3
         Section 2.2.      Dissenting Shares......................................................................4
         Section 2.3.      Stock Options..........................................................................5
         Section 2.4.      Employee Stock Purchase Plan...........................................................6
         Section 2.5.      Warrants...............................................................................6
         Section 2.6.      Parent Rights Plan.....................................................................7
         Section 2.7.      Exchange of Certificates...............................................................7
         Section 2.8.      Stock Transfer Books..................................................................10

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................10
         Section 3.1.      Organization and Standing.............................................................11
         Section 3.2.      Capitalization........................................................................11
         Section 3.3.      Authority for Agreement...............................................................12
         Section 3.4.      No Conflict...........................................................................13
         Section 3.5.      Required Filings and Consents.........................................................14
         Section 3.6.      Compliance............................................................................14
         Section 3.7.      SEC Filings, Company Financial Statements.............................................14
         Section 3.8.      Absence of Certain Changes or Events..................................................16
         Section 3.9.      Taxes.................................................................................16
         Section 3.10.     Change of Control Agreements..........................................................17
         Section 3.11.     Litigation............................................................................18
         Section 3.12.     Contracts and Commitments.............................................................18
         Section 3.13.     Information Supplied..................................................................19
         Section 3.14.     Employee Benefit Plans................................................................20
         Section 3.15.     Labor and Employment Matters..........................................................22
         Section 3.16.     Environmental Compliance and Disclosure...............................................23
         Section 3.17.     Intellectual Property.................................................................24
         Section 3.18.     Brokers...............................................................................25
         Section 3.19.     Transactions with Affiliates..........................................................25
         Section 3.20.     Stockholders' Rights Agreement........................................................26
         Section 3.21.     Regulatory Compliance.................................................................26
         Section 3.22.     Ethical Business Practices............................................................27

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................28
         Section 4.1.      Organization and Standing.............................................................28
         Section 4.2.      Capitalization........................................................................28
         Section 4.3.      Authority for Agreement...............................................................30
         Section 4.4.      No Conflict...........................................................................31
         Section 4.5.      Required Filings and Consents.........................................................32
         Section 4.6.      Compliance............................................................................32
         Section 4.7.      SEC Filings, Parent Financial Statements..............................................32
         Section 4.8.      Absence of Certain Changes or Events..................................................34
         Section 4.9.      Taxes.................................................................................34
         Section 4.10.     Change of Control Agreements..........................................................35
         Section 4.11.     Litigation............................................................................35
         Section 4.12.     Contracts and Commitments.............................................................36
         Section 4.13.     Information Supplied..................................................................37
         Section 4.14.     Employee Benefit Plans................................................................37
         Section 4.15.     Labor and Employment Matters..........................................................39
         Section 4.16.     Environmental Compliance and Disclosure...............................................40
         Section 4.17.     Intellectual Property.................................................................41
         Section 4.18.     Brokers...............................................................................41
         Section 4.19.     Transactions with Affiliates..........................................................41
         Section 4.20.     Regulatory Compliance.................................................................42
         Section 4.21.     Ethical Business Practices............................................................43
         Section 4.22.     Ownership of Company Common Stock.....................................................43
         Section 4.23.     Financing.............................................................................44

Article V COVENANTS..............................................................................................44
         Section 5.1.      Conduct of the Company's Business Pending the Merger..................................44
         Section 5.2.      Conduct of Parent's Business Pending the Merger.......................................46
         Section 5.3.      Access to Information; Confidentiality................................................47
         Section 5.4.      Notification of Certain Matters.......................................................49
         Section 5.5.      HSR Filings; Best Efforts; Further Assurances.........................................50
         Section 5.6.      No Solicitation.......................................................................53
         Section 5.7.      Stockholder Litigation................................................................58
         Section 5.8.      Indemnification; D&O Insurance........................................................58
         Section 5.9.      Public Announcements..................................................................59
         Section 5.10.     Registration Statement; Joint Proxy Statement.........................................59
         Section 5.11.     Stockholders' Meetings................................................................60
         Section 5.12.     Composition of Board of Directors of Parent...........................................61
         Section 5.13.     Undertakings of Parent................................................................61
         Section 5.14.     NYSE Listing..........................................................................61
         Section 5.15.     Employee Plans and Benefits and Employment Contracts..................................61
         Section 5.16.     Certain Tax Matters...................................................................62
         Section 5.17.     Accountant Letters....................................................................63

Article VI CONDITIONS............................................................................................64
         Section 6.1.      Conditions to the Obligation of Each Party............................................64
         Section 6.2.      Conditions to Obligations of Parent and Merger Sub to Effect the Merger...............64
         Section 6.3.      Conditions to Obligations of the Company to Effect the Merger.........................65

Article VII TERMINATION, AMENDMENT AND WAIVER....................................................................66
         Section 7.1.      Termination...........................................................................66
         Section 7.2.      Effect of Termination.................................................................68
         Section 7.3.      Amendments............................................................................70
         Section 7.4.      Waiver................................................................................70

Article VIII GENERAL PROVISIONS..................................................................................71
         Section 8.1.      No Third Party Beneficiaries..........................................................71
         Section 8.2.      Entire Agreement......................................................................71
         Section 8.3.      Succession and Assignment.............................................................71
         Section 8.4.      Counterparts..........................................................................71
         Section 8.5.      Headings..............................................................................71
         Section 8.6.      Governing Law.........................................................................71
         Section 8.7.      Severability..........................................................................71
         Section 8.8.      Specific Performance..................................................................72
         Section 8.9.      Construction..........................................................................72
         Section 8.10.     Non-Survival of Representations and Warranties and Agreements.........................72
         Section 8.11.     Certain Definitions...................................................................72
         Section 8.12.     Fees and Expenses.....................................................................74
         Section 8.13.     Notices...............................................................................74

         Exhibit A         Certificate of Incorporation
         Exhibit B         Material Terms of Retention Plan
         Exhibit C         Company Quarterly Financial and Operating Data
         Exhibit D         Changed Contracts Information
         Exhibit E         Parent Quarterly Financial and Operating Data
         Exhibit F         Revenue and Earnings Thresholds


DEFINED TERM......                                                                                          SECTION
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                                      -vi-

                             INDEX OF DEFINED TERMS

DEFINED TERM......                                                                                          SECTION
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Agreement..................................................................................................Preamble
Acquisition Agreement....................................................................................5.6(a)(ii)
Acquisition Proposal......................................................................................5.6(a)(i)
Amended Parent Certificate of Incorporation..................................................................5.2(d)
Antitrust Laws...............................................................................................5.5(b)
Cash Percentage..............................................................................................2.1(a)
Certificate..................................................................................................2.1(a)
Certificate of Merger...........................................................................................1.2
Closing.........................................................................................................1.2
Code.........................................................................................Preliminary Statements
Company....................................................................................................Preamble
Company Alternative Transaction..........................................................................5.6(a)(ii)
Company Benefit Plan........................................................................................3.14(a)
Company Bylaws..................................................................................................3.1
Company Certificate of Incorporation............................................................................3.1
Company Change in Recommendation.........................................................................5.6(a)(ii)
Company Changed Contracts....................................................................................5.3(a)
Company Class A Common Stock.................................................................Preliminary Statements
Company Class B-1 Common Stock...............................................................Preliminary Statements
Company Class B-2 Common Stock...............................................................Preliminary Statements
Company Common Stock.........................................................................Preliminary Statements
Company Disclosure Letter...............................................................................Article III
Company Expenses.............................................................................................7.2(c)
Company Financial Statements.................................................................................3.7(b)
Company Independent Advisors.................................................................................3.3(c)
Company Intellectual Property Rights........................................................................3.17(c)
Company Material Adverse Effect.............................................................................8.11(b)
Company Material Contract...................................................................................3.12(a)
Company Options..............................................................................................2.3(a)
Company Pension Plan........................................................................................3.14(a)
Company Preferred Stock......................................................................................3.2(a)
Company SEC Reports..........................................................................................3.7(a)
Company Series A-1 Preferred Stock...........................................................................3.2(a)
Company Series A-2 Preferred Stock...........................................................................3.2(a)
Company Series B Preferred Stock.............................................................................3.2(a)
Company Stockholders' Meeting...............................................................................5.10(a)
Company Stock Option Plans...................................................................................2.3(a)
Company Subsequent Determination.........................................................................5.6(a)(ii)
Company Subsidiaries.........................................................................................3.2(b)
Company Voting Debt..........................................................................................3.2(a)
Company Warrant..............................................................................................2.5(a)
Company Welfare Plan........................................................................................3.14(a)
Compliance Plan.............................................................................................3.21(d)
Concerted Action............................................................................................3.15(a)
Confidentiality Agreement....................................................................................5.3(a)
DGCL.........................................................................................Preliminary Statements
Dissenting Shares............................................................................................2.2(a)
D&O Insurance................................................................................................5.8(b)
Effective Time..................................................................................................1.2
Environmental Claim.........................................................................................3.16(c)
Environmental Laws..........................................................................................3.16(c)
ERISA.......................................................................................................3.14(a)
Exchange Act.................................................................................................2.3(c)
Exchange Agent...............................................................................................2.7(a)
Exchange Ratio...............................................................................................2.1(a)
Exchange Fund................................................................................................2.7(a)
Executive Officer..........................................................................................8.11(f)
GAAP.........................................................................................................3.7(b)
Governmental Entity.............................................................................................3.5
Hazardous Materials.........................................................................................3.16(c)
Healthcare Information Laws.................................................................................3.21(d)
HSR Act.........................................................................................................3.5
Indemnified Parties..........................................................................................5.8(a)
Intellectual Property Rights................................................................................3.17(c)
Joint Proxy Statement.......................................................................................5.10(a)
King & Spalding.................................................................................................1.2
Law.............................................................................................................3.4
Liens........................................................................................................3.2(b)
Litigation..................................................................................................3.11(a)
Material Acquisition Proposal................................................................................7.2(d)
Merger.......................................................................................Preliminary Statements
Merger Consideration.........................................................................................2.1(a)
Merger Sub.................................................................................................Preamble
Merger Sub Common Stock......................................................................................2.1(c)
NLRB........................................................................................................3.15(a)
NYSE.........................................................................................................2.1(a)
Outside Date.................................................................................................7.1(c)
Parent.....................................................................................................Preamble
Parent Alternative Transaction...........................................................................5.6(b)(ii)
Parent Benefit Plan.........................................................................................4.14(a)
Parent Bylaws...................................................................................................4.1
Parent Certificate of Incorporation.............................................................................4.1
Parent Change in Recommendation..........................................................................5.6(b)(ii)
Parent Changed Contracts.....................................................................................5.3(b)
Parent Common Stock..........................................................................................2.1(a)
Parent Disclosure Letter.................................................................................Article IV
Parent Expenses..............................................................................................7.2(b)
Parent Financial Statements..................................................................................4.7(b)
Parent Intellectual Property Rights.........................................................................4.17(c)
Parent Independent Advisors..................................................................................4.3(d)
Parent Material Adverse Effect..............................................................................8.11(c)
Parent Material Contract....................................................................................4.12(a)
Parent Pension Plan.........................................................................................4.14(a)
Parent Preferred Stock.......................................................................................4.2(a)
Parent Options...............................................................................................4.2(a)
Parent Rights................................................................................................4.2(a)
Parent Rights Agreement.........................................................................................2.6
Parent SEC Reports...........................................................................................4.7(a)
Parent Series C Preferred Stock..............................................................................4.2(a)
Parent Stockholders' Meeting................................................................................5.10(a)
Parent Stock Option Plans....................................................................................4.2(a)
Parent Subsequent Determination..........................................................................5.6(b)(ii)
Parent Subsidiaries..........................................................................................4.2(c)
Parent Voting Debt...........................................................................................4.2(a)
Parent Welfare Plan.........................................................................................4.14(a)
Permits.....................................................................................................3.21(a)
Per Share Cash Amount........................................................................................2.1(a)
Purchase Plan...................................................................................................2.4
Registration Statement......................................................................................5.10(a)
Release.....................................................................................................3.16(c)
Representatives..............................................................................................5.3(a)
Retention Plan...............................................................................................5.1(c)
Sarbanes-Oxley Act...........................................................................................3.7(a)
SEC..........................................................................................................2.3(c)
Securities Act..................................................................................................3.5
Shares.......................................................................................................2.1(a)
Skadden Arps.................................................................................................2.3(c)
Stock Percentage.............................................................................................2.1(a)
Substitute Option............................................................................................2.3(a)
Substitute Warrant...........................................................................................2.5(a)
Superior Proposal........................................................................................5.6(a)(ii)
Surviving Corporation...........................................................................................1.1
Tax, Taxes...................................................................................................3.9(a)
Tax Return...................................................................................................3.9(a)
Termination Fee..............................................................................................7.2(b)
Transition Period...........................................................................................5.15(a)
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of the 2nd day of September, 2003, is by and among CAREMARK RX, INC., a Delaware corporation ("Parent"), COUGAR MERGER CORPORATION, a Delaware corporation ("Merger Sub") and a direct wholly owned subsidiary of Parent, and ADVANCEPCS, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

         WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and in the best interests of the Company and the holders of the Class A common stock, par value $0.01 per share, of the Company (the "Company Class A Common Stock"), the holders of the Class B-1 common stock, par value $0.01 per share, of the Company (the "Company Class B-1 Common Stock"), and the holders of the Class B-2 common stock, par value $0.01 per share, of the Company (the "Company Class B-2 Common Stock," and, collectively with the Company Class A Common Stock and the Company Class B-1 Common Stock, the "Company Common Stock"), and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (ii) has recommended that the stockholders of the Company approve and adopt this Agreement and the Merger;

         WHEREAS, the Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and in the best interests of Parent and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended that the stockholders of Parent approve and adopt the Amended Parent Certificate of Incorporation and approve the issuance of Parent Common Stock in connection with the Merger and the other transactions contemplated hereby;

         WHEREAS, the Board of Directors of Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Sub and in the best interests of Merger Sub and its stockholder and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended that Parent approve and adopt this Agreement and the Merger;

         WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, has approved and adopted this Agreement and the Merger by unanimous written consent in accordance with the requirements of the DGCL; and

         WHEREAS, for federal income tax purposes, it is intended by Parent, Merger Sub and the Company that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of "reorganization";

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of the Company shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware.

         Section 1.2. Effective Time; Closing. As promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger"), with the Secretary of State of the State of Delaware and by making all other filings or recordings required under the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as the parties hereto agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing (the "Closing") shall be held at 10:00 a.m., Eastern Standard Time, at the offices of King & Spalding LLP ("King & Spalding"), 191 Peachtree Street, Atlanta, Georgia 30303, or at such other time and location as the parties hereto shall otherwise agree.

         Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         Section 1.4. Certificate of Incorporation and Bylaws.

         (a) The Certificate of Incorporation, as amended, of the Surviving Corporation shall be amended in the Merger to read as set forth in Exhibit A, until the same shall thereafter be altered, amended or repealed in accordance with applicable Law and such Certificate of Incorporation.

         (b) The Bylaws of Merger Sub as of the Effective Time shall be the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         Section 1.5. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE II

                 CONVERSION OF SECURITIES; EXCHANGE PROCEDURES

         Section 2.1. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

         (a) Subject to the other provisions of this Section 2.1, each share of Company Class A Common Stock, Company Class B-1 Common Stock and Company Class B-2 Common Stock (collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares canceled pursuant to Section 2.1(b) and Dissenting Shares, if any) shall be canceled and, subject to
Section 2.2, shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive (A) shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") in an amount equal to the product of 2.15 (the "Exchange Ratio") and
0.90 (the "Stock Percentage") and (B) an amount in cash equal to the Per Share Cash Amount, issuable and payable, without interest, upon surrender of the certificate that formerly evidenced such Share (a "Certificate") in the manner provided in Section 2.7 (together, the "Merger Consideration"). At the Effective Time, all Shares converted pursuant to this Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Section 2.1(a). Notwithstanding anything contained herein to the contrary, if either (i) the tax opinion delivered to Parent referred to in
Section 6.2(d) cannot be rendered (as reasonably determined by counsel to Parent) or (ii) the tax opinion delivered to the Company referred to in Section 6.3(d) cannot be rendered (as reasonably determined by counsel to the Company), in either case as a result of the Merger potentially failing to satisfy the "acquisition of control" requirement under Section 368(a)(2)(E) of the Code, the Cash Percentage shall be reduced and the Stock Percentage shall be correspondingly increased to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered.

         As used in this Agreement, the "Per Share Cash Amount" shall be equal to ten percent (the "Cash Percentage") of the product of (x) the Exchange Ratio and (y) the average of the per share closing sales prices of shares of Parent Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Transactions reporting system (as reported in The Wall Street Journal or, in absence thereof, by another authoritative source) during the five consecutive trading day period that shares of Parent Common Stock are traded on the NYSE ending on (and including) the fifth trading day immediately prior to the Effective Time.

         (b) Each Share held in treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment or distribution shall be made with respect thereto.

         (c) Each share of common stock, par value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         Section 2.2. Dissenting Shares.

         (a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by the Company's stockholders who have demanded and perfected their demands for appraisal of such Shares in the time and manner provided in
Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration as described in Section 2.1(a), but shall, by virtue of the Merger, be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the DGCL, such holder's Shares shall be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration as described in Section 2.1(a), without any interest thereon.

         (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company in connection with such demands and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL prior to the Effective Time. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable Law, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

         Section 2.3. Stock Options.

         (a) All stock options (the "Company Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under that certain AdvancePCS Amended and Restated Incentive Stock Option Plan, dated August 1, 1993, as amended by Amendment No. 1, dated December 7, 2000, and Amendment No. 2, dated November 1, 2001, that certain AdvancePCS Amended and Restated 1997 Nonstatutory Stock Option Plan, dated May 1, 1997, as amended by Amendment No. 1, dated November 1, 2001 and that certain AdvancePCS 2003 Incentive Compensation Plan, effective as of August 1, 2003 (collectively, the "Company Stock Option Plans"), shall remain outstanding following the Effective Time notwithstanding anything to the contrary set forth in the Company Stock Option Plans. At the Effective Time, all of the Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed in full by Parent. Parent and the Company agree that the consummation of the Merger shall constitute a change in control, change of control, change in control transaction, vesting transaction or sale of substantially all of the common stock of the Company or similar transaction for purposes of the agreements governing any Company Options that contain accelerated vesting provisions and the Company Stock Option Plans and that immediately prior to the consummation of the Merger, all such Company Options (other than Company Options listed in Section 2.3(a) of the Company Disclosure Letter as not accelerating prior to the consummation of the Merger) so subject to accelerated vesting provisions shall all vest and become fully exercisable. From and after the Effective Time, all references to the Company in the Company Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action by Parent. Each Company Option assumed by Parent (each, a "Substitute Option") shall be converted automatically into options to purchase shares of Parent Common Stock upon the same terms and conditions as are in effect immediately prior to the Effective Time with respect to such Company Option, except that (i) such Substitute Options shall remain outstanding and, to the extent provided above, become fully vested and exercisable notwithstanding the terms and conditions of such Company Option and Company Stock Option Plans and (ii) (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Option multiplied by the Exchange Ratio and (B) the option price per share of Parent Common Stock under each Substitute Option shall be an amount equal to the option price per share of Company Common Stock subject to the related Company Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Option. Section 2.3(a) of the Company Disclosure Letter sets forth a list of all Company Options as of the date hereof, including the name of the holder of each such Company Option, the number of shares of Company Common Stock subject thereto, the exercise price thereof and whether vesting of such Company Option will be accelerated immediately prior to the consummation of the Merger (either alone or in conjunction with any other event).

         (b) As soon as practicable after the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of a Substitute Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Substitute Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.3 after giving effect to the Merger). Parent shall comply with the terms of all such Substitute Options and ensure that the conversion and assumption provided in this Section 2.3 with respect to any Company Option that qualifies as an "incentive stock option" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. The Company has heretofore taken or shall take all actions with respect to the Company Stock Option Plans and the Company Options that are necessary to implement the provisions of this Section
2.3 and the other matters noted in Section 2.3 of the Company Disclosure Letter. Parent has heretofore taken or shall take all actions with respect to the Company Stock Option Plans and the Company Options that are necessary to implement the provisions of this Section 2.3, including, without limitation, all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.3. As soon as practicable, but in no event later than five business days after the Effective Time, Parent shall register the shares of Parent Common Stock subject to Substitute Options by filing an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements and maintain the current status of the prospectus with respect thereto for so long as Substitute Options remain outstanding.

         (c) On or after the date of this Agreement and prior to the Effective Time, each of Parent and the Company shall take all necessary action such that, with respect to each member of the Board of Directors of the Company and each employee of the Company (including each such person who will become a director or officer of Parent) who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the acquisition by such person of Parent Common Stock or Substitute Options pursuant to the transactions contemplated by this Agreement and the disposition by any such person of Company Common Stock or Company Options pursuant to the transactions contemplated by this Agreement shall be exempt from the short-swing profit liability rules of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder. Such actions shall be consistent with all current applicable interpretation and guidance of the United States Securities and Exchange Commission (the "SEC"), including, but not limited to, the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps").

         Section 2.4. Employee Stock Purchase Plan. With respect to the AdvancePCS Employee Stock Purchase Plan, dated May 14, 2002 (the "Purchase Plan"), the offering period in progress as of the trading date immediately preceding the Effective Time shall be shortened by setting a new exercise date which shall be the trading date immediately preceding the Effective Time. The Purchase Plan shall terminate immediately following the purchase of shares of Company Common Stock at the Effective Time.

         Section 2.5. Warrants.

         (a) At the Effective Time, the obligation to honor each outstanding warrant to purchase Company Class A Common Stock (a "Company Warrant") shall be deemed assumed by Parent. At and after the Effective Time: (i) each Company Warrant then outstanding shall entitle the holder thereof to acquire the number (rounded to the nearest whole share) of shares of Parent Common Stock determined by multiplying the number of shares of Company Class A Common Stock subject to such Company Warrant immediately prior to the Effective Time by the Exchange Ratio and (ii) the exercise price per share of Parent Common Stock subject to any such Company Warrant at and after the Effective Time shall be an amount equal to the exercise price per share of Company Class A Common Stock subject to such Company Warrant prior to the Effective Time divided by the Exchange Ratio (the warrant exercise price, as so determined, being rounded to the nearest full cent) (the "Substitute Warrants"). Other than as provided above, as of and after the Effective Time, each Substitute Warrant shall be subject to the same terms and conditions of the Company Warrants as in effect immediately prior to the Effective Time.

         (b) The Company shall (i) take all corporate action and (ii) use prompt and reasonable commercial efforts to obtain such consents, in each case, as are necessary to cause the Company Warrants outstanding at the Effective Time to be treated in accordance with Section 2.5(a) and be assumed by Parent at the Effective Time. Parent shall (i) take all corporate action and (ii) use prompt and reasonable commercial efforts to obtain such consents, in each case, as are necessary to cause the Company Warrants outstanding at the Effective Time to be treated in accordance with Section 2.5(a) and be assumed by Parent at the Effective Time, including, without limitation, all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Warrants pursuant to the terms set forth in this Section 2.5. Following the Effective Time and after receipt of any necessary consents, no holder of a Company Warrant shall have any rights to acquire Company Class A Common Stock.

         Section 2.6. Parent Rights Plan. References in this Agreement to Parent Common Stock shall include the associated Parent Rights distributed to holders of Parent Common Stock pursuant to that certain Second Amended and Restated Rights Agreement, dated as of March 11, 2002, between Parent and First Union National Bank (the "Parent Rights Agreement").

         Section 2.7. Exchange of Certificates.

         (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with Wachovia Bank, N.A. or such other bank or trust company that is reasonably acceptable to the Company and may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Article II, (ii) cash sufficient to make the cash payments payable pursuant to this Article II and (iii) cash from time to time as required to make payments in lieu of any fractional shares pursuant to Section 2.7(e) (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Parent Common Stock and cash contemplated to be issued pursuant to Section 2.1(a) out of the Exchange Fund. Except as contemplated by Section 2.7(g) hereof, the Exchange Fund shall not be used for any other purpose.

         (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.1(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore:
(A) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of such holder's Shares formerly represented by such Certificate, and (B) a check for the cash which such holder has the right to receive in respect of such holder's Shares formerly represented by such Certificate and for cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.7(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.7(c), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.1(a), 2.7(c) or 2.7(e). In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock which such holder has the right to receive in respect of such holder's Shares formerly represented by such Certificate and a check for cash which such holder has the right to receive in respect of such holder's Shares formerly represented by such Certificate, for cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.7(e) and for any dividends or other distributions to which such holder is entitled pursuant to Section 2.7(c) may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.7, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, the cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.7(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.7(c).

         (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

         (d) No Further Rights in Company Common Stock. All cash paid and shares of Parent Common Stock issued upon conversion of the Shares in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.7(c) or (e)) shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Shares.

         (e) No Fractional Shares. No certificates or script representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of Shares exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive, upon surrender of such holder's Certificates in accordance with this Section 2.7, an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the average of the per share closing sales prices of shares of Parent Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or in the absence thereof, by another authoritative source) during the five consecutive trading days ending on (and including) the trading day immediately preceding the date of the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 2.7(b).

         (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

         (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of the Company Common Stock one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this Article II shall thereafter look solely to Parent with respect to the Merger Consideration payable or issuable upon due surrender of their Certificates, and any other cash amounts payable pursuant to this Article II, without any interest thereon. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such times as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

         (h) No Liability. Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

         (i) Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

         (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to
Section 2.7(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.7(c).

         Section 2.8. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the right to receive the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.7(c).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of the other parties hereto (except as set forth in the written disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter") or in the Company SEC Reports filed on or before the date of this Agreement; it being understood and agreed that any matter set forth in any Section of the Company Disclosure Letter or in the Company SEC Reports filed on or before the date of this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by the Company, or otherwise imply, that any such matter is material for purposes of this Agreement) as follows:

         Section 3.1. Organization and Standing. Each of the Company and each Company Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has full corporate (or similar) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted,
(c) has all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and
(d) is duly qualified or licensed to do business as a foreign corporation or organization and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except, in the case of clause (a), where the failure of any Company Subsidiary to be duly organized, validly existing and in good standing does not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or, in the case of clauses (c) and (d), where the failure to have such approvals or to be so qualified or licensed or be in good standing does not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has furnished or made available to Parent true and complete copies of its Certificate of Incorporation (including any certificates of designations attached thereto, the "Company Certificate of Incorporation") and Bylaws (the "Company Bylaws") and the Certificate of Incorporation and Bylaws (or equivalent organizational documents) of each Company Subsidiary, each as amended to date. Such Certificates of Incorporation, Bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Company Subsidiary is in material violation of any provision of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

         Section 3.2. Capitalization.

         (a) The authorized capital stock of the Company consists of (i) 186,999,000 shares of Company Class A Common Stock, (ii) 13,000,000 shares of Company Class B-1 Common Stock, (iii) 1,000 shares of Company Class B-2 Common Stock and (iv) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"), of which 65,854 shares have been designated as Series A-1 11% preferred stock (the "Company Series A-1 Preferred Stock"), 125,000 shares have been designated as Series A-2 11% preferred stock (the "Company Series A-2 Preferred Stock") and 84,146 shares have been designated as Series B convertible preferred stock (the "Company Series B Preferred Stock"). As of the close of business on August 28, 2003, (A) 79,155,226 shares of Company Class A Common Stock, 12,913,334 shares of Company Class B-1 Common Stock and 200 shares of Company Class B-2 Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights (except for preemptive rights relating to the Company Class B-1 Common Stock and the Company Class B-2 Common Stock as provided in the Company Certificate of Incorporation), (B) 5,322,028 shares of Company Common Stock were held in the treasury of the Company, (C) 13,003,675 shares of Company Common Stock were subject to Company Options issued pursuant to the Company Stock Option Plans and 4,336,742 shares of Company Common Stock were authorized and reserved for future issuance pursuant to the Company Stock Option Plans, the Purchase Plan and the Company Warrants,
(D) no shares of Company Preferred Stock were issued and outstanding and (E) 760,144 shares of Company Common Stock were subject to Company Warrants. No bonds, debentures, notes or other indebtedness of the Company having a right to vote on any matters on which the holders of capital stock of the Company may vote (the "Company Voting Debt") are issued and outstanding. Section 3.2(a) of the Company Disclosure Letter sets forth a true and complete list, as of August 29, 2003, of the outstanding Company Options with the exercise prices thereof. Except as set forth above or in Section 3.2(a) of the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Company Subsidiary relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.2(a) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

         (b) Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 includes all the subsidiaries of the Company which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) (the "Company Subsidiaries"). All the outstanding shares of capital stock of, or other equity interests in, each such Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are, except as set forth in Section 3.2(b) of the Company Disclosure Letter, owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), other than statutory Liens for Taxes not yet due and payable and Liens set forth in Section 3.2(b) of the Company Disclosure Letter, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in
Section 3.2(b) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than the Company Subsidiaries) that is or would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

         Section 3.3. Authority for Agreement.

         (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary stockholder approval in connection with this Agreement and the Merger, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than the approval and adoption of this Agreement and the Merger by the affirmative votes of the holders of a majority of the outstanding shares of Company Common Stock, voting as a single class, and the holders of two-thirds of the outstanding Company Class B-1 Common Stock and Company Class B-2 Common Stock, voting as a single class, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The affirmative votes of the holders of a majority of the outstanding Company Common Stock, voting as a single class, and the holders of two-thirds of the outstanding Company Class B-1 Common Stock and Company Class B-2 Common Stock, voting as a single class, entitled to vote at a duly called and held meeting of the Company's stockholders are the only votes of the holders of capital stock of the Company necessary to approve and adopt this Agreement and the Merger.

         (b) At a meeting duly called and held on September 2, 2003, the Board of Directors of the Company unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are advisable and in the best interests of the Company and the Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. The actions taken by the Board of Directors of the Company constitute approval of the Merger, this Agreement and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the transactions contemplated hereby.

         (c) Each of Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Company Independent Advisors") has delivered to the Board of Directors of the Company its opinion, dated the date of this Agreement, to the effect that, as of such date and based on and subject to the assumptions, qualifications and limitations contained therein, the Merger Consideration to be received by the Company's stockholders in the Merger is fair to such stockholders from a financial point of view. The Company will deliver to Parent a copy of each such opinion solely for informational purposes after receipt thereof by the Company.

         Section 3.4. No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (a) conflict with or violate the Company Certificate of Incorporation or Company Bylaws or the equivalent organizational documents of any of the Company Subsidiaries, (b) subject to Section 3.5, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of the Company Subsidiaries or by which any property or asset of the Company or any of the Company Subsidiaries is bound or affected, or (c) except as set forth in
Section 3.4 of the Company Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of any payment or other obligation pursuant to, or result in the creation of a Lien on any property or asset of the Company or any of the Company Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation or Company Material Contract to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any property or asset of any of them is bound or affected, except, in the case of clauses (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences that do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.5. Required Filings and Consents. Except as set forth in
Section 3.5 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities or "blue sky" laws and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (iii) for such other consents, approvals, authorizations, permits, filings or notifications the failure of which to be made or obtained would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.6. Compliance. Except as set forth in Section 3.6 of the Company Disclosure Letter or as disclosed in the Company SEC Reports filed on or before the date of this Agreement, since April 1, 2000, each of the Company and the Company Subsidiaries (i) has been operated at all times in compliance in all material respects with all Laws applicable to the Company or any of the Company Subsidiaries or by which any property, business or asset of the Company or any of the Company Subsidiaries is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any property or asset of the Company or any of the Company Subsidiaries is bound or affected, other than, in the case of clauses (i) and (ii) above, failures to comply, defaults or violations that do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.7. SEC Filings, Company Financial Statements.

         (a) Except as set forth in Section 3.7(a) of the Company Disclosure Letter, the Company and each Company Subsidiary have filed all forms, reports, schedules, statements and documents required to be filed with the SEC by the Company or such Company Subsidiary since April 1, 2000 (such documents, as supplemented and amended, the "Company SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Reports amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing). Except as set forth in Section 3.7(a) of the Company Disclosure Letter, none of the Company SEC Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Reports amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) any untrue statement of a material fact or omitted to state a material fact required to be stated therein (or incorporated by reference therein) or necessary in order to make the statements therein (or incorporated by reference therein), in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.7(a) of the Company Disclosure Letter, the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC promulgated thereunder with respect to the Company's filings pursuant to the Exchange Act. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

         (b) Except as set forth in Section 3.7(b) of the Company Disclosure Letter or as disclosed in the Company SEC Reports filed on or before the date of this Agreement, all of the financial statements included in the Company SEC Reports filed on or before the date of this Agreement, in each case, including any related notes thereto, as filed with the SEC (collectively, the "Company Financial Statements"), have been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of such unaudited statements, to normal, recurring adjustments that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect) and fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated.

         (c) Except as set forth in Section 3.7(c) of the Company Disclosure Letter, there are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and the Company Subsidiaries at March 31, 2003, including the notes thereto, and liabilities incurred in the ordinary course of business since March 31, 2003, (ii) liabilities disclosed in the Company SEC Reports filed on or before the date of this Agreement, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger, and (iv) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.8. Absence of Certain Changes or Events.

         (a) Except as contemplated by this Agreement, as disclosed in the Company SEC Reports filed on or before the date of this Agreement or as disclosed in Section 3.8(a) of the Company Disclosure Letter, since March 31, 2003, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and there has not been any event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Except as contemplated by this Agreement, as disclosed in the Company SEC Reports filed on or before the date of this Agreement or as disclosed in Section 3.8(b) of the Company Disclosure Letter, between March 31, 2003 and the date of this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and there has not been (i) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Company Subsidiary, (ii) any material change in accounting methods, principles or practices employed by the Company or (iii) any action of the type described in Sections 5.1(b)(ii) or 5.1(c)(i) and (xiii) which, had such action been taken after the date of this Agreement, would be in material violation of any such Section.

         (c) Except as contemplated by this Agreement, as disclosed in the Company SEC Reports filed on or before the date of this Agreement or as disclosed in Section 3.8(c) of the Company Disclosure Letter, since March 31, 2003, no action has been taken by or on behalf of the Company or any Company Subsidiary (i) to accelerate the vesting of any Company Options, (ii) to adopt, amend or terminate, or agree to adopt, amend or terminate, in any material respect any Company Benefit Plan, (iii) to increase the salary, incentive compensation, deferred compensation or other benefits of any director or Executive Officer of the Company or any Company Subsidiary, or to agree to any such increase in the future, (iv) to enter into, amend or modify any written obligation to provide a financial accommodation to any Executive Officer or director of the Company or any Company Subsidiary or to agree in writing to provide, amend or modify any such accommodation in the future or (v) to amend or modify any employment agreement or policy (whether written or oral) relating to any Executive Officer or director of the Company or any Company Subsidiary, or to agree to any such amendment or modification in the future.

         Section 3.9. Taxes.

         (a) Except as set forth in Section 3.9(a) of the Company Disclosure Letter and except as does not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries have timely filed all Tax Returns required to be filed by any of them and all such Tax Returns are true, correct and complete, (ii) all Taxes of the Company and each of the Company Subsidiaries which are (A) shown as due on such Tax Returns, (B) otherwise due and payable or (C) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company SEC Reports filed on or before the date of this Agreement in accordance with GAAP, (iii) there are no Liens for any Taxes upon the assets of the Company or any of the Company Subsidiaries, other than statutory Liens for Taxes not yet due and payable and Liens for real estate Taxes being contested in good faith and (iv) neither the Company nor any of the Company Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth in Section 3.9(a) of the Company Disclosure Letter, the Company has not received written notice of any proposed or threatened Tax claims or assessments which, if upheld, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

         (b) Neither the Company nor any of the Company Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

         (c) The Company has made available to Parent correct and complete copies of (i) all federal and other material Tax Returns of the Company and the Company Subsidiaries relating to the taxable periods ending since December 31, 1999, which have been filed and (ii) any audit report within the last five years relating to any material Taxes due from or with respect to the Company or any of the Company Subsidiaries.

         Section 3.10. Change of Control Agreements. Except as contemplated by this Agreement or set forth in Section 3.10 of the Company Disclosure Letter and except for the Merger Consideration, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will (either alone or in conjunction with any other event) (i) cause the accelerated vesting of any Company Options, (ii) result in any material payment or benefit to any employee of the Company or any Company Subsidiary or (iii) result in any payment or benefit to any director or officer of the Company or any Company Subsidiary.

         Section 3.11. Litigation.

         (a) Except for the matters disclosed in Section 3.11(a) of the Company Disclosure Letter or the Company SEC Reports filed on or before the date of this Agreement, on the date of this Agreement, there are no claims, suits, actions, investigations, indictments, or administrative, arbitration or other similar proceedings ("Litigation") pending or, to the knowledge of the Company, threatened against the Company, any of the Company Subsidiaries or any of their executive officers or directors that, if determined adversely to the Company, would reasonably be expected to involve fines, penalties, payments, costs or expenses in excess of $1 million in the case of any single matter or $3 million in the case of any group of related matters. Section 3.11(a) of the Company Disclosure Letter or the Company SEC Reports filed on or before the date of this Agreement identify all Litigation pending on the date of this Agreement, that, if determined adversely to the Company, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Except for the matters disclosed in Section 3.11(b) of the Company Disclosure Letter or the Company SEC Reports filed on or before the date of this Agreement, there is no Litigation pending or, to the knowledge of the Company, threatened against the Company, any of the Company Subsidiaries or any of their executive officers or directors, other than Litigation that, if determined adversely to the Company, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.12. Contracts and Commitments.

         (a) Section 3.12(a) of the Company Disclosure Letter sets forth as of the date hereof a true, correct and complete list of the following contracts (including every written amendment, modification or supplement to the foregoing or other material amendment, modification or supplement to the foregoing that is binding on the Company or any Company Subsidiary) to which the Company or a Company Subsidiary is a party: (i) any contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) contracts that collectively represent at least 80% of the amounts received by the Company and the Company Subsidiaries, taken as a whole, as rebates or administrative fees from pharmaceutical manufacturers during the Company's last fiscal year, (iii) revenue-generating contracts that collectively represent the top 50 contracts for pharmacy benefit management services and the top 5 rebate utility contracts, in each case, based on the annualized number of claims adjudicated for the Company and the Company Subsidiaries during the Company's quarter ended March 31, 2003, (iv) contracts that collectively represent the top 10 retail pharmacy agreements based on the annualized number of claims adjudicated for the Company and the Company Subsidiaries during the Company's quarter ended March 31, 2003, (v) contracts (other than contracts described in clause (ii) above without regard to any threshold contained therein) to provide services to pharmaceutical manufacturers that collectively represent the top 15 revenue-generating relationships with pharmaceutical manufacturers during the Company's last fiscal year, (vi) any contract (other than a contract described in one of the other provisions of this Section 3.12(a) without regard to any threshold contained therein) that involves annual expenditures during the Company's last fiscal year by the Company or any Company Subsidiary in excess of $5 million and is not otherwise cancelable by the Company or any Company Subsidiary without any financial or other penalty on 90-days' or less notice,
(vii) any contract (other than a contract described in one of the other provisions of this Section 3.12(a) without regard to any threshold contained therein) that involves annual revenue during the Company's last fiscal year to the Company or any Company Subsidiary in excess of $5 million, (viii) any contract that contains any express material restriction on the ability of the Company or any Company Subsidiary to compete for or to provide services in any market segment and/or any geographic area or (ix) any contract that is a contract, agreement or arrangement under which the Company or any Company Subsidiary has (A) incurred any indebtedness for borrowed money that is currently owing or (B) given any guarantee in respect of indebtedness for borrowed money, in each case under clauses (A) and (B) above, having an aggregate principal amount in excess of $2.5 million (each contract referenced above in clauses (i) through (ix) individually, a "Company Material Contract" and collectively, "Company Material Contracts"); provided that, with respect to Company Material Contracts described above in clauses (ii), (iii), (iv), (v),
(vi), (vii), (viii) and (ix), such list shall not identify the parties thereto, but shall identify the date of such contract, the range of revenues or expenditures during the Company's last fiscal year or for the quarter ended March 31, 2003, as applicable, pursuant to such contract, the stated expiration date of such contract, whether such contract is up for renewal or re-bid in calendar year 2003 or calendar year 2004, any communications (written or, to the knowledge of the Company, oral) received by the Company or the Company Subsidiaries from any party to such contract or on behalf of any such party that such party intends to cancel, terminate, seek re-bidding of or fail to renew such contract and whether such contract permits termination by the other party without cause and, if so, the required notice period prior to termination. Except as set forth in Section 3.12(a) of the Company Disclosure Letter and in the proviso in the preceding sentence, the Company has delivered or made available true, correct and complete copies of all such agreements, arrangements and commitments to counsel to Parent.

         (b) Except as set forth in Section 3.12(b) of the Company Disclosure Letter, the Company Material Contracts are valid, binding and enforceable in accordance with their respective terms with respect to the Company and, to the knowledge of the Company, with respect to each other party to any of such Company Material Contracts, except as such validity, binding nature and enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in Section 3.12(b) of the Company Disclosure Letter, to the knowledge of the Company, there are no existing material defaults or breaches by the Company under any Company Material Contract (or events or conditions which, with notice or lapse of time or both, would constitute a material default or breach), and there are no such material defaults (or events or conditions which, with notice or lapse of time or both, would constitute a material default or breach) by any other party to any Company Material Contract. The Company has no knowledge of any pending or threatened bankruptcy or similar proceeding with respect to any party to any Company Material Contract which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.13. Information Supplied. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent and (iii) the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Registration Statement or Joint Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement or Joint Proxy Statement.

         Section 3.14. Employee Benefit Plans.

         (a) Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) under which the Company or any Company Subsidiary has any material liability (sometimes referred to individually as a "Company Pension Plan" and collectively as the "Company Pension Plans"), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) under which the Company or any Company Subsidiary has any material liability (sometimes referred to individually as a "Company Welfare Plan" and collectively as the "Company Welfare Plans"), and all vacation, severance, termination, change in control, employment, incentive compensation, profit sharing, stock option, fringe benefit, stock purchase, stock ownership, phantom stock, deferred compensation plans or agreements and other employee fringe benefit plans or arrangements maintained, contributed to or required to be maintained or contributed to by the Company or any Company Subsidiary for the benefit of any present or former officers, employees, directors or independent contractors of the Company or any Company Subsidiary and under which the Company or any Company Subsidiary has any actual or contingent material liabilities (each of the foregoing being referred to with the Company Pension Plans and the Company Welfare Plans, individually as a "Company Benefit Plan" and collectively as the "Company Benefit Plans").

         (b) The Company has made available to Parent true and complete copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a summary of the material provisions of such plan), (ii) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan to the extent any such report was required by applicable Law, (iii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required by applicable Law and (iv) each currently effective trust agreement and insurance or annuity contract relating to any Company Benefit Plan.

         (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth in
Section 3.14(c) of the Company Disclosure Letter:

                  (i) Each Company Benefit Plan has been administered in accordance with its terms, and the Company and each of the Company Subsidiaries and all of the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and other applicable Laws as to the Company Benefit Plans. The fair market value of the assets of each of the Company Pension Plans as of the most recent annual valuation date for such plan equaled or exceeded on a termination basis the then present value of the liabilities of such plan, and all contributions required under each Company Benefit Plan have been made in full on a timely and proper basis.

                  (ii) With respect to the Company Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, including claims, audits and investigations, in connection with which the Company or any of the Company Subsidiaries could be subject to any liability under ERISA, the Code or any other applicable Law, except for making contributions, or the payment of claims or the payment of PBGC premiums in the ordinary course of the operation of any such Company Benefit Plans.

                  (iii) Each Company Pension Plan that is intended to comply with the provisions of Section 401(a) of the Code has been amended to satisfy all the currently applicable requirements for such a plan, and each such plan is the subject of a determination letter from the Internal Revenue Service to the effect that such Company Pension Plan as so amended satisfies all such requirements (other than the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001) and is qualified and exempt from income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to the knowledge of the Company, revocation has not been threatened. The Company has made available to Parent a copy of each such favorable determination letter. Neither the Company nor any Company Subsidiary has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any benefit plan that is subject to Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit pension plan (as defined in Section 3(35) of ERISA).

                  (iv) To the knowledge of the Company, there are no oral understandings, agreements or undertakings binding on the Company with any person that would (pursuant to any such understandings, agreements or undertakings) result in any material liabilities if any Company Benefit Plan was amended or terminated on or at any time after the Effective Time or that would prevent any unilateral action by the Company (or, after the Effective Time, Parent) to effect such amendment or termination.

                  (v) No Company Welfare Plan provides benefits to, or on behalf of, any former employee after the termination of employment except (A) where the full cost of such benefit is borne entirely by the former employee (or his eligible dependents or beneficiaries), (B) where plan benefits are payable through a trust, the fair market value of the assets of which equal or exceed the present value of the liabilities of such plan or (C) where the benefit is required by
         Section 4980B of the Code.

                  (vi) Neither the execution and delivery of this Agreement, nor the consummation of any transaction contemplated by this Agreement (alone or in conjunction with a termination of employment) will (A) trigger any funding (through a grantor trust or otherwise) of any compensation or benefits or (B) result in any violation or breach of, or a default (with or without notice or lapse of time or both) under any Company Benefit Plan.

                  (vii) Neither the Company nor any Company Subsidiary has given notice to any participant, beneficiary, fiduciary or administrator of any Company Benefit Plan or to any government or agency of a government to the effect that the Company or such Company Subsidiary intends to terminate or withdraw from such plan.

                  (viii) Each individual who is classified by the Company or any of the Company Subsidiaries as an "employee" or as an "independent contractor" is properly so classified.

         Section 3.15. Labor and Employment Matters. Except as set forth in
Section 3.15 of the Company Disclosure Letter:

         (a) Neither the Company nor any of the Company Subsidiaries is or has been, since April 1, 2000, a party to, or bound by, or conducted negotiations regarding, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB") or voluntarily recognized or recognized under Law. There is no existing, pending or, to the knowledge of the Company, threatened, (i) walkout, lockout, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), work interruption or other "concerted action" (each, a "Concerted Action") involving the employees of the Company or any of the Company Subsidiaries which would reasonably be expected to be material to the Company and its subsidiaries as a whole, (ii) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of the Company Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,
(iii) election petition or proceeding by a labor union or representative thereof to organize any employees of the Company or any of the Company Subsidiaries, (iv) certification or decertification question relating to collective bargaining units at the premises of the Company or any of the Company Subsidiaries or (v) grievance or arbitration demand against the Company or any of the Company Subsidiaries whether or not filed pursuant to a collective bargaining agreement which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, neither the employees of the Company nor the employees of any of the Company Subsidiaries have engaged in a material Concerted Action in the past three years.

         (b) To the knowledge of the Company, none of the Company, any of the Company Subsidiaries or any of their respective representatives or employees has committed an unfair labor practice in connection with the operation of the respective businesses of the Company or any of the Company Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, mass layoffs and wages and hours, except where such failure would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries have properly accrued on their books and records all material unpaid but accrued wages, salaries and other paid time-off.

         Section 3.16. Environmental Compliance and Disclosure. Except as set forth in Section 3.16 of the Company Disclosure Letter:

         (a) Each of the Company and the Company Subsidiaries is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, possession by the Company and the Company Subsidiaries of all permits, licenses and governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since April 1, 2000, neither the Company nor any Company Subsidiary has received any written or, to the knowledge of the Company, oral communication from a Governmental Entity, or, to the knowledge of the Company, from any citizens' group, employee or otherwise, that alleges that the Company or any Company Subsidiary is not in such compliance.

         (b) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law.

         (c) To the Company's knowledge, none of the assets owned by the Company or any Company Subsidiary or any real property owned or leased by the Company or any Company Subsidiary contain any friable asbestos, PCBs or underground storage tanks which are reasonably likely to result in a material liability to the Company.

         As used in this Agreement, the term "Environmental Laws" means any and all laws (including statutes and regulations) of the United States, or any political subdivision thereof, or any other nation or political subdivision, for the protection of the environment or human health and safety, including regulations, rules, standards and permits issued by any court, administrative agency or commission or other Governmental Entity under such laws, and shall include without limitation CERCLA, the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.), the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.), and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f et seq.), as well as any and all state or local laws that relate to pollution, contamination of the environment or protection of human health.

         As used in this Agreement, the term "Hazardous Material" means any waste, pollutant, hazardous substance, toxic, radioactive, ignitable, reactive or corrosive substance, hazardous waste, special waste, controlled waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste or any other material which may be harmful to human health or the environment.

         As used in this Agreement, the term "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) that would reasonably be expected to result in liability to or expenditures, in either case, outside the ordinary course of business, by the Company or Parent, as applicable, in excess of $1 million by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, owned or leased by the Company or any Company Subsidiary, or Parent or any Parent Subsidiary, as applicable, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         As used in this Agreement, the term "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         Section 3.17. Intellectual Property.

         (a) Except as set forth in Section 3.17(a) of the Company Disclosure Letter, the Company or a Company Subsidiary has such ownership or right to use the Company Intellectual Property Rights as is necessary to the conduct of the business of each of the Company and the Company Subsidiaries as presently conducted, except where the failure to have such ownership or right of use would not have a material adverse effect on the Company's or any Company Subsidiary's ability to conduct its business as presently conducted. The validity of the Company Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the validity of the Company Intellectual Property Rights used but not owned by the Company: (i) have not been challenged in any prior Litigation, except for challenges that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect if determined adversely to the Company; (ii) as of the date of this Agreement, are not being challenged in any material pending Litigation; and
(iii) as of the date of this Agreement, are not the subject(s) of any material Litigation threatened in writing. To the knowledge of the Company, the business of each of the Company and the Company Subsidiaries as presently conducted does not conflict in any material respects with and has not been alleged to conflict in any material respects with any Intellectual Property Rights of others. Except as set forth in Sections 3.4 and 3.17(a) of the Company Disclosure Letter, the consummation of the Merger or other transactions contemplated hereby will not result in the material loss or impairment of any of the Company Intellectual Property Rights. To the knowledge of the Company, there are no third parties infringing, misappropriating or otherwise violating the Company Intellectual Property Rights owned by the Company or the Company Subsidiaries, except for such infringements, misappropriations or other violations as would not have a material adverse effect on the Company's or any Company Subsidiary's ability to conduct its business as presently conducted.

         (b) The validity of the Company Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the validity of the Company Intellectual Property Rights used but not owned by the Company (i) are not being challenged in any pending Litigation and (ii) are not the subject(s) of any Litigation threatened in writing, except for such challenges, threats or Litigation described above under clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect if determined adversely to the Company.

         (c) As used in this Agreement, the term "Intellectual Property Rights" means (i) all United States and foreign patents, patent applications and unpatented inventions; (ii) all United States and foreign trademarks, trade names, service marks, and registrations and applications therefor and the goodwill related thereto; (iii) computer software programs (other than commercially available "off-the-shelf" software programs or software programs subject to "shrink-wrap," "click-through" or other standard form license agreements); (iv) all United States and foreign copyrights and registrations and applications therefor; (v) trade secrets, know-how, processes, formulae, algorithms, models and methodologies; and (vi) Internet domain name registrations. As used in this Agreement, the term "Company Intellectual Property Rights" means the Intellectual Property Rights owned by the Company or a Company Subsidiary or used in the conduct of the business of the Company or a Company Subsidiary as currently conducted.

         Section 3.18. Brokers. Except for the Company Independent Advisors, no broker, finder or investment banker is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent a complete and correct copy of each of the agreements between the Company and the Company Independent Advisors pursuant to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement.

         Section 3.19. Transactions with Affiliates. Except as set forth in
Section 3.19(a) of the Company Disclosure Letter, as disclosed in the Company SEC Reports filed on or before the date of this Agreement, solely as a result of a person's ownership of Company Common Stock or for customary compensation and benefits received in the ordinary course of business as an employee or director of the Company or the Company Subsidiaries, no director, officer or other "affiliate" or "associate" of the Company or any Company Subsidiary, or any entity in which, to the knowledge of the Company, any such director, officer or other affiliate or associate owns any beneficial interest (other than (A) a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons and (B) entities in which any of the entities set forth on Section 3.19(b) of the Company Disclosure Letter or their affiliates owns a beneficial interest): (i) receives any material benefit from any contract, arrangement or understanding with or relating to the business or operations of the Company or any Company Subsidiary; (ii) is a party to or receives any material benefit from any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Company Subsidiary; or (iii) has any material interest in any property (real, personal or mixed), tangible or intangible, used, or currently intended to be used, in the business or operations of the Company or any Company Subsidiary.

         Section 3.20. Stockholders' Rights Agreement. As of the date of this Agreement, the Company has not adopted a stockholders' rights agreement (i.e., "poison pill").

         Section 3.21. Regulatory Compliance. Except as set forth in Section
3.21 of the Company Disclosure Letter, as may relate to the Merger and the other transactions contemplated by this Agreement or as disclosed in the Company SEC Reports filed on or before the date of this Agreement:

         (a) The Company and each Company Subsidiary have all required governmental licenses, permits, certificates, approvals and authorizations ("Permits") necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and neither the Company nor any Company Subsidiary has received written notice from any Governmental Entity that any such Permit is subject to any adverse action, except where the failure to have any such Permit or the receipt of such notice would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) The Company and each Company Subsidiary are in compliance with (i) to the extent applicable, all rules and regulations of the Medicare and Medicaid programs, including any guidance interpreting such rules and regulations; (ii) all federal laws, rules, regulations and applicable guidance relating to health care fraud and abuse, including, without limitation: (A) the Anti-Kickback Law, 42 U.S.C. ss. 1320a-7b, 42 C.F.R. ss. 1001.952, (B) the
federal false coding statute, 42 U.S.C. ss. 1320a-7a, (C) the federal physician self-referral prohibition, 42 U.S.C. ss. 1395nn, 42 C.F.R. ss. 411.351 et seq., and (D) the false claims act, 31 U.S.C. ss. 3729 et seq.; (iii) any and all state laws relating to health care fraud and abuse; (iv) state laws relating to Medicaid or any other state health care or health insurance programs; (v) federal or state laws relating to billing or claims for reimbursement submitted to any third party payor; and (vi) any other federal or state laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services, or the billing for or claims for reimbursement for such items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor, except where any failure to be in compliance with any of the foregoing matters described above in clauses (i) through (vi) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (c) Since April 1, 1998 and, to the knowledge of the Company, at any time prior to April 1, 1998, neither the Company, any Company Subsidiary, nor any director, officer, employee, or agent of the Company or any Company Subsidiary, with respect to actions taken on behalf of the Company or a Company Subsidiary, (i) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (ii) has been excluded from participation in any federal health care program or state health care program (as such terms are defined by the Social Security Act),
(iii) has been convicted of any criminal offense relating to the delivery of any item or service under a federal health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance or (iv) is a party to or subject to any action or proceeding concerning any of the matters described above in clauses (i) through (iii).

         (d) The Company and each Company Subsidiary are in compliance with all applicable laws, statutes, ordinances, rules and regulations of any federal, state or local governmental authority with respect to matters relating to patient or individual healthcare information, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended, and any rules or regulations promulgated thereunder (collectively, the "Healthcare Information Laws"), except for failures to comply with any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary (i) have undertaken all necessary surveys, audits, inventories, reviews, analyses, or assessments (including any necessary risk assessments) on all areas required for compliance under all Healthcare Information Laws, (ii) have developed a plan and time line for coming into compliance with all Healthcare Information Laws (the "Compliance Plan") and
(iii) have implemented those provisions of the Compliance Plan to ensure that such entity is and will remain in compliance with all Healthcare Information Laws, except for failures to take any actions described above in clauses (i) through (iii), which actions or proceedings would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (e) The Company and each Company Subsidiary (i) are in compliance with all Laws and any other applicable guidance relating to the operation of pharmacies, the repackaging of drug products, the wholesale distribution of prescription drugs or controlled substances, and the dispensing of prescription drugs or controlled substances, (ii) are in compliance with all Laws and any other applicable guidance relating to the labeling, packaging, advertising, or adulteration of prescription drugs or controlled substances and (iii) are not subject to any sanction or other adverse action by any Governmental Entity for the matters described above in clauses (i) and (ii), except for such failures to comply or such sanctions described above in clauses (i) through (iii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.22. Ethical Business Practices. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any directors, officers, agents or employees of the Company or any Company Subsidiary has, on behalf of the Company or any Company Subsidiary, (a) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties, campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any payment in the nature of criminal bribery, provided that with respect to any such unlawful action by, or on behalf of, a business, operation or Company Subsidiary at a time when such business, operation or Company Subsidiary was not owned, directly or indirectly, by the Company, these representations and warranties in this Section 3.22 are made solely to the knowledge of the Company.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company (except as set forth in the written disclosure letter delivered by Parent and Merger Sub to the Company in connection with the execution and delivery of this Agreement (the "Parent Disclosure Letter") or in the Parent SEC Reports filed on or before the date of this Agreement; it being understood and agreed that any matter set forth in any Section of the Parent Disclosure Letter or in the Parent SEC Reports filed on or before the date of this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by Parent or Merger Sub, or otherwise imply, that any such matter is material for purposes of this Agreement) as follows:

         Section 4.1. Organization and Standing. Each of Parent, Merger Sub and each Parent Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has full corporate (or similar) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, (c) has all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (d) is duly qualified or licensed to do business as a foreign corporation or organization and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except, in the case of clause (a), where the failure of any Parent Subsidiary to be duly organized, validly existing and in good standing does not have, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or, in the case of clauses (c) and (d), where the failure to have such approvals or to be so qualified or licensed or be in good standing, does not have, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has furnished or made available to the Company true and complete copies of its Certificate of Incorporation (including any certificates of designations attached thereto, the "Parent Certificate of Incorporation") and Bylaws (the "Parent Bylaws") and the Certificate of Incorporation and Bylaws (or equivalent organizational documents) of each Parent Subsidiary, each as amended to date. Such Certificates of Incorporation, Bylaws or equivalent organizational documents are in full force and effect, and neither Parent, Merger Sub nor any Parent Subsidiary is in material violation of any provision of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

         Section 4.2. Capitalization.

         (a) The authorized capital stock of Parent consists of (i) 400,000,000 shares of Parent Common Stock, (ii) 9,500,000 shares of preferred stock, par value $0.001 per share (the "Parent Preferred Stock") and (iii) 500,000 shares of Series C Junior Participating Preferred Stock, par value $0.001 per share (the "Parent Series C Preferred Stock"). As of the close of business on August 28, 2003, (A) 266,055,466 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, (B) 1,854,800 shares of Parent Common Stock were held in the treasury of Parent, (C) 19,806,058 shares of Parent Common Stock were subject to outstanding stock options ("Parent Options") issued pursuant to the Parent Stock Option Plans and 6,959,557 shares of Parent Common Stock were authorized and reserved for future issuance pursuant to the Parent Stock Option Plans, (D) no shares of Parent Preferred Stock were issued and outstanding, and (E) 500,000 shares of Parent Series C Preferred Stock were reserved for issuance pursuant to the Parent Rights Agreement (such rights to such Parent Series C Preferred Stock, the "Parent Rights"). No bonds, debentures, notes or other indebtedness of Parent having a right to vote on any matters on which the holders of capital stock of Parent may vote (the "Parent Voting Debt") are issued and outstanding. Section 4.2(a) of the Parent Disclosure Letter sets forth a true and complete list, as of August 28, 2003, of the outstanding Parent Options with the exercise prices thereof. Except as set forth above or in Section 4.2(a) of the Parent Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Parent or any Parent Subsidiary relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.2(a) of the Parent Disclosure Letter, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. For the purposes of this Agreement, "Parent Stock Option Plans" shall mean collectively that certain Amended and Restated Incentive Compensation Plan, dated May 13, 1996, as amended by the First Amendment, dated November 15, 2000, and the Second Amendment, dated January 12, 2001; that certain Amended and Restated 1993 Stock Option Plan, dated January, 1999, as amended by the First Amendment, dated November 15, 2000, and the Second Amendment, dated January 12, 2001; that certain Amended and Restated 1994 Stock Option Plan, dated August 17, 2000, as amended by the First Amendment, dated November 15, 2000, and the Second Amendment, dated January 12, 2001; that certain Amended and Restated 1995 Stock Option Plan, dated August 17, 2000, as amended by the First Amendment, dated November 15, 2000, and the Second Amendment, dated January 12, 2001; that certain Non-Employee Director Stock Option Plan, dated November 30, 1992; that certain Amended and Restated 1997 Long-Term Incentive Compensation Plan, dated February 25, 1997, as amended by the First Amendment, dated November 15, 2000, and the Second Amendment, dated January 12, 2001; that certain Amended and Restated 1998 Employee Stock Option Plan, dated August 6, 1998, as amended by the First Amendment, dated November 15, 2000, and the Second Amendment, dated January 12, 2001; and that certain Amended and Restated 1998 New Employee Stock Option Plan, dated August 6, 1998, as amended by the First Amendment, dated November 15, 2000, and the Second Amendment, dated January 12, 2001.

         (b) The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. As of the close of business on August 28, 2003, 1,000 shares of Merger Sub Common Stock were issued and outstanding, all of which are owned directly by Parent, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Merger Sub relating to the issued or unissued capital stock of Merger Sub or obligating Merger Sub to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Merger Sub.

         (c) Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 includes all the subsidiaries of Parent which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) (the "Parent Subsidiaries"). All the outstanding shares of capital stock of, or other equity interests in, each such Parent Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are, except as set forth in Section 4.2(c) of the Parent Disclosure Letter, owned directly or indirectly by Parent, free and clear of all Liens, other than statutory Liens for Taxes not yet due and payable and Liens set forth in Section 4.2(c) of the Parent Disclosure Letter, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in Section 4.2(c) of the Parent Disclosure Letter, as of the date of this Agreement, neither Parent nor any of the Parent Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than the Parent Subsidiaries) that is or would reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole.

         Section 4.3. Authority for Agreement.

         (a) Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary stockholder approval in connection with this Agreement and the Merger, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock to approve and adopt the Amended Parent Certificate of Incorporation in accordance with the DGCL, the approval by a majority of votes cast by the holders of Parent Common Stock, provided that the total votes cast represents over 50% in interest of all securities entitled to vote, as required by the Listed Company Manual of the NYSE, of the issuance of Parent Common Stock in connection with the Merger and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote at a duly called and held meeting of Parent's stockholders as required by the DGCL is the only vote of the holders of any capital stock of Parent necessary to approve and adopt the Amended Parent Certificate of Incorporation and approval by a majority of votes cast by the holders of Parent Common Stock, provided that the total votes cast represents over 50% in interest of all securities entitled to vote, as required by the Listed Company Manual of the NYSE, is the only vote of the holders of any capital stock of Parent necessary to approve the issuance of Parent Common Stock in connection with the Merger. The affirmative vote of the holders of a majority of the outstanding shares of capital stock of Merger Sub entitled to vote at a duly called and held meeting of the stockholders as required by the DGCL is the only vote of the holders of any capital stock of Merger Sub necessary to approve and adopt this Agreement and the Merger.

         (b) At a meeting duly called and held on September 2, 2003, the Board of Directors of Parent unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are advisable and in the best interests of Parent and Parent's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, (iii) approved and adopted the Amended Parent Certificate of Incorporation and (iv) resolved to recommend approval and adoption of the Amended Parent Certificate of Incorporation and the approval of the issuance of Parent Common Stock in connection with the Merger by Parent's stockholders. The actions taken by the Board of Directors of Parent constitute approval of the Merger, this Agreement and the other transactions contemplated hereby by the Board of Directors of Parent under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the transactions contemplated hereby.

         (c) At a meeting duly called and held on September 2, 2003, the Board of Directors of Merger Sub unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are advisable and in the best interests of Merger Sub and Merger Sub's stockholder, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the stockholder of Merger Sub.

         (d) Each of UBS Securities LLC and J.P. Morgan Securities, Inc. (the "Parent Independent Advisors") has delivered to the Board of Directors of Parent its opinion, dated the date of this Agreement, to the effect that, as of such date and based on and subject to the assumptions, qualifications and limitations contained therein, the Merger Consideration is fair, from a financial point of view, to Parent. Parent will deliver to the Company a copy of each such opinion solely for informational purposes after receipt thereof by Parent.

         Section 4.4. No Conflict. The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (a) conflict with or violate the Parent Certificate of Incorporation or Parent Bylaws, the Certificate of Incorporation of Merger Sub or Bylaws of Merger Sub, or the equivalent organizational documents of any of the Parent Subsidiaries, (b) subject to Section 4.5, conflict with or violate any Law applicable to Parent or any of the Parent Subsidiaries or by which any property or asset of Parent or any of the Parent Subsidiaries is bound or affected, or (c) except as set forth in Section 4.4 of the Parent Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of any payment or other obligation pursuant to, or result in the creation of a Lien on any property or asset of Parent or any of the Parent Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation or Parent Material Contract to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any property or asset of any of them is bound or affected, except, in the case of clauses (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences that do not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.5. Required Filings and Consents. Except as set forth in
Section 4.5 of the Parent Disclosure Letter, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the HSR Act and (iii) for such other consents, approvals, authorizations, permits, filings or notifications the failure of which to be made or obtained would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.6. Compliance. Except as set forth in Section 4.6 of the Parent Disclosure Letter or as disclosed in the Parent SEC Reports filed on or before the date of this Agreement, since January 1, 2000, each of Parent and the Parent Subsidiaries (i) has been operated at all times in compliance in all material respects with all Laws applicable to Parent or any of the Parent Subsidiaries or by which any property, business or asset of Parent or any of the Parent Subsidiaries is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises or other instruments or obligations to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any property or asset of Parent or any of the Parent Subsidiaries is bound or affected, other than, in the case of clauses
(i) and (ii) above, failures to comply, defaults or violations that do not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.7. SEC Filings, Parent Financial Statements.

         (a) Except as set forth in Section 4.7(a) of the Parent Disclosure Letter, Parent and each Parent Subsidiary have filed all forms, reports, schedules, statements and documents required to be filed with the SEC by Parent or such Parent Subsidiary since January 1, 2000 (such documents, as supplemented and amended, the "Parent SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Parent SEC Reports amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing). Except as set forth in Section 4.7(a) of the Parent Disclosure Letter, none of the Parent SEC Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Parent SEC Reports amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) any untrue statement of a material fact or omitted to state a material fact required to be stated therein (or incorporated by reference therein) or necessary in order to make the statements therein (or incorporated by reference therein), in light of the circumstances under which they were made, not misleading. The principal executive officer of Parent and the principal financial officer of Parent (and each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the rules and regulations of the SEC promulgated thereunder with respect to Parent's filings pursuant to the Exchange Act. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

         (b) Except as set forth in Section 4.7(b) of the Parent Disclosure Letter or as disclosed in the Parent SEC Reports filed on or before the date of this Agreement, all of the financial statements included in the Parent SEC Reports filed on or before the date of this Agreement, in each case, including any related notes thereto, as filed with the SEC (collectively, the "Parent Financial Statements"), have been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of such unaudited statements, to normal, recurring adjustments that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect) and fairly present in all material respects the consolidated financial position of Parent and the Parent Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated.

         (c) Except as set forth in Section 4.7(c) of the Parent Disclosure Letter, there are no liabilities of Parent or any of the Parent Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of Parent and the Parent Subsidiaries at December 31, 2002, including the notes thereto, and liabilities incurred in the ordinary course of business since December 31, 2002, (ii) liabilities disclosed in the Parent SEC Reports filed on or before the date of this Agreement, (iii) liabilities incurred on behalf of Parent in connection with this Agreement and the contemplated Merger, and (iv) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.8. Absence of Certain Changes or Events.

         (a) Except as contemplated by this Agreement, as disclosed in the Parent SEC Reports filed on or before the date of this Agreement or as disclosed in Section 4.8(a) of the Parent Disclosure Letter, since December 31, 2002, Parent and the Parent Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and there has not been any event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Except as contemplated by this Agreement, as disclosed in the Parent SEC Reports filed on or before the date of this Agreement or as disclosed in Section 4.8(b) of the Parent Disclosure Letter, between December 31, 2002 and the date of this Agreement, Parent and the Parent Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and there has not been (i) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of Parent or any Parent Subsidiary, (ii) any material change in accounting methods, principles or practices employed by Parent or (iii) any action of the type described in Sections 5.2(b)(ii) or 5.2(c)(i) which, had such action been taken after the date of this Agreement, would be in material violation of any such Section.

         (c) Except as contemplated by this Agreement, as disclosed in the Parent SEC Reports filed on or before the date of this Agreement or as disclosed in Section 4.8(c) of the Parent Disclosure Letter, since March 31, 2003, no action has been taken by or on behalf of the Parent or any Parent Subsidiary (i) to accelerate the vesting of any Parent Options, (ii) to adopt, amend or terminate, or agree to adopt, amend or terminate, in any material respect, any Parent Benefit Plan, (iii) to increase the salary, incentive compensation, deferred compensation rights, or any other benefits of any director or Executive Officer of Parent or any Parent Subsidiary, or to agree to any such increase in the future, (iv) to enter into, amend or modify any written obligation to provide a financial accommodation to any Executive Officer or director of Parent or any Parent Subsidiary or to agree in writing to provide, amend or modify any such accommodation in the future or (v) to amend or modify any employment agreement or policy relating to any Executive Officer or director of Parent or any Parent Subsidiary, or to agree to any such amendment or modification in the future.

         Section 4.9. Taxes.

         (a) Except as set forth in Section 4.9(a) of the Parent Disclosure Letter and except as does not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed all Tax Returns required to be filed by any of them and all such Tax Returns are true, correct and complete, (ii) all Taxes of Parent and each of the Parent Subsidiaries which are (A) shown as due on such Tax Returns, (B) otherwise due and payable or (C) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Parent SEC Reports filed on or before the date of this Agreement in accordance with GAAP,
(iii) there are no Liens for any Taxes upon the assets of Parent or any of the Parent Subsidiaries, other than statutory Liens for Taxes not yet due and payable and Liens for real estate Taxes being contested in good faith and (iv) neither Parent nor any of the Parent Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth in Section 4.9(a) of the Parent Disclosure Letter, Parent has not received written notice of any proposed or threatened Tax claims or assessments which, if upheld, would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Neither Parent nor any of the Parent Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (c) Parent has made available to the Company correct and complete copies of (i) all federal and other material Tax Returns of Parent and the Parent Subsidiaries relating to the taxable periods ending since December 31, 1999, which have been filed and (ii) any audit report within the last five years relating to any material Taxes due from or with respect to Parent or any of the Parent Subsidiaries.

         Section 4.10. Change of Control Agreements. Except as set forth in
Section 4.10 of the Parent Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will (either alone or in conjunction with any other event) (i) cause the accelerated vesting of any Parent Options, (ii) result in any material payment or benefit to any employee of Parent or any Parent Subsidiary or (iii) result in any payment or benefit to any director or officer of Parent or any Parent Subsidiary.

         Section 4.11. Litigation.

         (a) Except for the matters disclosed in Section 4.11(a) of the Parent Disclosure Letter or the Parent SEC Reports filed on or before the date of this Agreement, on the date of this Agreement, there is no Litigation pending or, to the knowledge of Parent, threatened against Parent, any of the Parent Subsidiaries or any of their executive officers or directors that, if determined adversely to Parent, would reasonably be expected to involve fines, penalties, payments, costs or expenses in excess of $1 million in the case of any single matter or $3 million in the case of any group of related matters.
Section 4.11(a) of the Parent Disclosure Letter or the Parent SEC Reports filed on or before the date of this Agreement identify all Litigation pending on the date of this Agreement, that, if determined adversely to Parent, would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Except for the matters disclosed in Section 4.11(b) of the Parent Disclosure Letter or the Parent SEC Reports filed on or before the date of this Agreement, there is no Litigation pending or, to the knowledge of Parent, threatened against Parent, any of the Parent Subsidiaries or any of their executive officers or directors, other than Litigation that, if determined adversely to Parent, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.12. Contracts and Commitments.

         (a) Section 4.12(a) of the Parent Disclosure Letter sets forth as of the date hereof a true, correct and complete list of the following contracts (including every written amendment, modification or supplement to the foregoing or other material amendment, modification or supplement to the foregoing that is binding on Parent or any Parent Subsidiary) to which Parent or a Parent Subsidiary is a party: (i) any contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) contracts that collectively represent at least 80% of the amounts received by Parent and the Parent Subsidiaries, taken as a whole, as rebates or administrative fees from pharmaceutical manufacturers during Parent's last fiscal year, (iii) revenue-generating contracts that collectively represent the top 50 contracts for pharmacy benefit management services and the top 5 rebate utility contracts, in each case, based on the annualized number of claims adjudicated for Parent and the Parent Subsidiaries during Parent's quarter ended March 31, 2003, (iv) contracts that collectively represent the top 10 retail pharmacy agreements based on the annualized number of claims adjudicated for Parent and the Parent Subsidiaries during Parent's quarter ended March 31, 2003, (v) contracts (other than contracts described in clause (ii) above without regard to any threshold contained therein) to provide services to pharmaceutical manufacturers that collectively represent the top 15 revenue-generating relationships with pharmaceutical manufacturers during Parent's last fiscal year, (vi) any contract (other than a contract described in one of the other provisions of this Section 4.12(a) without regard to any threshold contained therein) that involves annual expenditures during Parent's last fiscal year by Parent or any Parent Subsidiary in excess of $5 million and is not otherwise cancelable by Parent or any Parent Subsidiary without any financial or other penalty on 90-days' or less notice, (vii) any contract (other than a contract described in one of the other provisions of this Section 4.12(a) without regard to any threshold contained therein) that involves annual revenue during Parent's last fiscal year to Parent or any Parent Subsidiary in excess of $5 million, (viii) any contract that contains any express material restriction on the ability of Parent or any Parent Subsidiary to compete for or to provide services in any market segment and/or any geographic area or (ix) any contract that is a contract, agreement or arrangement under which Parent or any Parent Subsidiary has (A) incurred any indebtedness for borrowed money that is currently owing or (B) given any guarantee in respect of indebtedness for borrowed money, in each case under clauses (A) and (B) above, having an aggregate principal amount in excess of $2.5 million (each contract referenced above in clauses (i) through (ix) individually, a "Parent Material Contract" and collectively, "Parent Material Contracts"); provided that, with respect to Parent Material Contracts described above in clauses (ii), (iii), (iv), (v),
(vi), (vii), (viii) and (ix), such list shall not identify the parties thereto, but shall identify the date of such contract, the range of revenues or expenditures during Parent's last fiscal year or for the quarter ended March 31, 2003, as applicable, pursuant to such contract, the stated expiration date of such contract, whether such contract is up for renewal or re-bid in calendar year 2003 or calendar year 2004, any communications (written or, to the knowledge of Parent, oral) received by Parent or the Parent Subsidiaries from any party to such contract or on behalf of any such party that such party intends to cancel, terminate, seek re-bidding of or fail to renew such contract and whether such contract permits termination by the other party without cause and, if so, the required notice period prior to termination. Except as set forth in Section 4.12(a) of the Parent Disclosure Letter and in the proviso in the preceding sentence, Parent has delivered or made available true, correct and complete copies of all such agreements, arrangements and commitments to counsel to the Company.

         (b) Except as set forth in Section 4.12(b) of the Parent Disclosure Letter, the Parent Material Contracts are valid, binding and enforceable in accordance with their respective terms with respect to Parent and, to the knowledge of Parent, with respect to each other party to any of such Parent Material Contracts, except as such validity, binding nature and enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in Section 4.12(b) of the Parent Disclosure Letter, to the knowledge of Parent, there are no existing material defaults or breaches by Parent under any Parent Material Contract (or events or conditions which, with notice or lapse of time or both, would constitute a material default or breach), and there are no such material defaults (or events or conditions which, with notice or lapse of time or both, would constitute a material default or breach) by any other party to any Parent Material Contract. Parent has no knowledge of any pending or threatened bankruptcy or similar proceeding with respect to any party to any Parent Material Contract which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.13. Information Supplied. The information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent and (iii) the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent, Merger Sub or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or supplement to the Registration Statement or Joint Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or Joint Proxy Statement.

         Section 4.14. Employee Benefit Plans.

         (a) Section 4.14(a) of the Parent Disclosure Letter sets forth a true and complete list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) under which Parent or any Parent Subsidiary has any material liability (sometimes referred to individually as a "Parent Pension Plan" and collectively as the "Parent Pension Plans"), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) under which Parent or any Parent Subsidiary has any material liability (sometimes referred to individually as a "Parent Welfare Plan" and collectively as the "Parent Welfare Plans"), and all vacation, severance, termination, change in control, employment, incentive compensation, profit sharing, stock option, fringe benefit, stock purchase, stock ownership, phantom stock, deferred compensation plans or agreements and other employee fringe benefit plans or arrangements maintained, contributed to or required to be maintained or contributed to by Parent or any Parent Subsidiary for the benefit of any present or former officers, employees, directors or independent contractors of Parent or any Parent Subsidiary and under which Parent or any Parent Subsidiary has any actual or contingent material liabilities (each of the foregoing being referred to with the Parent Pension Plans and the Parent Welfare Plans, individually as a "Parent Benefit Plan" and collectively as the "Parent Benefit Plans").

(b)      Parent has made available to the Company true and complete copies of
         (i) each Parent Benefit Plan (or, in the case of any unwritten Parent Benefit Plan, a summary of the material provisions of such plan), (ii) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Parent Benefit Plan to the extent any such report was required by applicable Law, (iii) the most recent summary plan description for each Parent Benefit Plan for which such a summary plan description is required by applicable Law and
         (iv) each currently effective trust agreement and insurance or annuity contract relating to any Parent Benefit Plan.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or as set forth in
         Section 4.14(c) of the Parent Disclosure Letter:

                  (i) Each Parent Benefit Plan has been administered in accordance with its terms, and Parent and each of the Parent Subsidiaries and all of the Parent Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and other applicable Laws as to the Parent Benefit Plans. The fair market value of the assets of each of the Parent Pension Plans as of the most recent annual valuation date for such plan equaled or exceeded on a termination basis the then present value of the liabilities of such plan, and all contributions required under each Parent Benefit Plan have been made in full on a timely and proper basis.

                  (ii) With respect to the Parent Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, including claims, audits and investigations, in connection with which Parent or any of the Parent Subsidiaries could be subject to any liability under ERISA, the Code or any other applicable Law, except for making contributions, or the payment of claims or the payment of PBGC premiums in the ordinary course of the operation of any such Parent Benefit Plans.

                  (iii) Each Parent Pension Plan that is intended to comply with the provisions of Section 401(a) of the Code has been amended to satisfy all the currently applicable requirements for such a plan, and each such plan is the subject of a determination letter from the Internal Revenue Service to the effect that such Parent Pension Plan as so amended satisfies all such requirements (other than the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001) and is qualified and exempt from income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to the knowledge of Parent, revocation has not been threatened. Parent has made available to the Company a copy of each such favorable determination letter. Neither Parent nor any Parent Subsidiary has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any benefit plan that is subject to Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit pension plan (as defined in Section 3(35) of ERISA).

                  (iv) To the knowledge of Parent, there are no oral understandings, agreements or undertakings binding on Parent with any person that would (pursuant to any such understandings, agreements or undertakings) result in any material liabilities if any Parent Benefit Plan was amended or terminated on or at any time after the Effective Time or that would prevent any unilateral action by Parent to effect such amendment or termination.

                  (v) No Parent Welfare Plan provides benefits to, or on behalf of, any former employee after the termination of employment except (A) where the full cost of such benefit is borne entirely by the former employee (or his eligible dependents or beneficiaries), (B) where plan benefits are payable through a trust, the fair market value of the assets of which equal or exceed the present value of the liabilities of such plan or (C) where the benefit is required by Section 4980B of the Code.

                  (vi) Neither the execution and delivery of this Agreement, nor the consummation of any transaction contemplated by this Agreement (alone or in conjunction with a termination of employment) will (A) trigger any funding (through a grantor trust or otherwise) of any compensation or benefits or (B) result in any violation or breach of, or a default (with or without notice or lapse of time or both) under any Parent Benefit Plan.

                  (vii) Neither Parent nor any Parent Subsidiary has given notice to any participant, beneficiary, fiduciary or administrator of any Parent Benefit Plan or to any government or agency of a government to the effect that Parent or such Parent Subsidiary intends to terminate or withdraw from such plan.

                  (viii) Each individual who is classified by Parent or any of the Parent Subsidiaries as an "employee" or as an "independent contractor" is properly so classified.

         Section 4.15. Labor and Employment Matters. Except as set forth in
Section 4.15 of the Parent Disclosure Letter:

         (a) Neither Parent nor any of the Parent Subsidiaries is or has been, since January 1, 2000, a party to, or bound by, or conducted negotiations regarding, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the NLRB or voluntarily recognized or recognized under Law. There is no existing, pending or, to the knowledge of Parent, threatened, (i) Concerted Action involving the employees of Parent or any of the Parent Subsidiaries which would reasonably be expected to be material to Parent and its subsidiaries as a whole, (ii) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving Parent or any of the Parent Subsidiaries, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (iii) election petition or other activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any of the Parent Subsidiaries, (iv) certification or decertification question relating to collective bargaining units at the premises of Parent or any of the Parent Subsidiaries or (v) grievance or arbitration demand against Parent or any of the Parent Subsidiaries whether or not filed pursuant to a collective bargaining agreement which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, neither the employees of Parent nor the employees of any of the Parent Subsidiaries have engaged in a material Concerted Action in the past three years.

         (b) To the knowledge of Parent, none of Parent, any of the Parent Subsidiaries or any of their respective representatives or employees has committed an unfair labor practice in connection with the operation of the respective businesses of Parent or any of the Parent Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and the Parent Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, mass layoffs and wages and hours, except where such failure would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and the Parent Subsidiaries have properly accrued on their books and records all material unpaid but accrued wages, salaries and other paid time-off.

         Section 4.16. Environmental Compliance and Disclosure. Except as set forth in Section 4.16 of the Parent Disclosure Letter:

         (a) Each of Parent and the Parent Subsidiaries is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, possession by Parent and the Parent Subsidiaries of all permits, licenses and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2000, neither Parent nor any Parent Subsidiary has received any written or, to the knowledge of Parent, oral communication from a Governmental Entity, or, to the knowledge of Parent, from any citizens' group, employee or otherwise, that alleges that Parent or any Parent Subsidiary is not in such compliance.

         (b) There is no Environmental Claim pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, or, to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or any Parent Subsidiary has retained or assumed either contractually or by operation of law.

         (c) To Parent's knowledge, none of the assets owned by Parent or any Parent Subsidiary or any real property owned or leased by Parent or any Parent Subsidiary contain any friable asbestos, PCBs or underground storage tanks which are reasonably likely to result in a material liability to Parent.

         Section 4.17. Intellectual Property.

         (a) Except as set forth in Section 4.17(a) of the Parent Disclosure Letter, Parent or a Parent Subsidiary has such ownership or right to use the Parent Intellectual Property Rights as is necessary to the conduct of the business of each of Parent and the Parent Subsidiaries as presently conducted, except where the failure to have such ownership or right of use would not have a material adverse effect on Parent's or any Parent Subsidiary's ability to conduct its business as presently conducted. The validity of the Parent Intellectual Property Rights owned by Parent and, to the knowledge of Parent, the validity of the Parent Intellectual Property Rights used but not owned by
Parent: (i) have not been challenged in any prior Litigation, except for such challenges that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect if determined adversely to Parent; (ii) as of the date of this Agreement, are not being challenged in any material pending Litigation; and (iii) as of the date of this Agreement, are not the subject(s) of any material Litigation threatened in writing. To the knowledge of Parent, the business of each of Parent and the Parent Subsidiaries as presently conducted does not conflict in any material respects with and has not been alleged to conflict in any material respects with any Intellectual Property Rights of others. Except as set forth in Sections 4.4 and 4.17(a) of the Parent Disclosure Letter, the consummation of the Merger or other transactions contemplated hereby will not result in the material loss or impairment of any of the Parent Intellectual Property Rights. To the knowledge of Parent, there are no third parties infringing, misappropriating or otherwise violating the Parent Intellectual Property Rights owned by Parent or the Parent Subsidiaries, except for such infringements, misappropriations or other violations as would not have a material adverse effect on Parent's or any Parent Subsidiary's ability to conduct its business as presently conducted.

         (b) The validity of the Parent Intellectual Property Rights owned by Parent and, to the knowledge of Parent, the validity of the Parent Intellectual Property Rights used but not owned by Parent (i) are not being challenged in any pending Litigation and (ii) are not the subject(s) of any Litigation threatened in writing, except for such challenges, threats or Litigation described above under clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect if determined adversely to Parent.

         (c) As used in this Agreement, the term "Parent Intellectual Property Rights" means the Intellectual Property Rights owned by Parent or a Parent Subsidiary or used in the conduct of the business of Parent or a Parent Subsidiary as currently conducted.

         Section 4.18. Brokers. Except for the Parent Independent Advisors, no broker, finder or investment banker is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has made available to the Company a complete and correct copy of each of the agreements between Parent and the Parent Independent Advisors pursuant to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement.

         Section 4.19. Transactions with Affiliates. Except as set forth in
Section 4.19 of the Parent Disclosure Letter, as disclosed in the Parent SEC Reports filed on or before the date of this Agreement, solely as a result of a person's ownership of Parent Common Stock or for customary compensation and benefits received in the ordinary course of business as an employee or director of Parent or the Parent Subsidiaries, no director, officer or other "affiliate" or "associate" of Parent or any Parent Subsidiary, or any entity in which, to the knowledge of Parent, any such director, officer or other affiliate or associate owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons): (i) receives any material benefit from any contract, arrangement or understanding with or relating to the business or operations of Parent or any Parent Subsidiary; (ii) is a party to or receives any material benefit from any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Parent or any Parent Subsidiary; or
(iii) has any material interest in any property (real, personal or mixed), tangible or intangible, used, or currently intended to be used, in the business or operations of Parent or any Parent Subsidiary.

         Section 4.20. Regulatory Compliance. Except as set forth in Section
4.20 of the Parent Disclosure Letter, as may relate to the Merger and the other transactions contemplated by this Agreement or as disclosed in the Parent SEC Reports filed on or before the date of this Agreement:

         (a) Parent and each Parent Subsidiary have all required Permits necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and neither Parent nor any Parent Subsidiary has received written notice from any Governmental Entity that any such Permit is subject to any adverse action, except where the failure to have any such Permit or the receipt of such notice would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Parent and each Parent Subsidiary are in compliance with (i) to the extent applicable, all rules and regulations of the Medicare and Medicaid programs, including any guidance interpreting such rules and regulations; (ii) all federal laws, rules, regulations and applicable guidance relating to health care fraud and abuse, including, without limitation: (A) the Anti-Kickback Law, 42 U.S.C. ss. 1320a-7b, 42 C.F.R. ss. 1001.952, (B) the federal false coding statute, 42 U.S.C. ss. 1320a-7a, (C) the federal physician self-referral prohibition, 42 U.S.C. ss. 1395nn, 42 C.F.R. ss. 411.351 et seq., and (D) the false claims act, 31 U.S.C. ss. 3729 et seq.; (iii) any and all state laws relating to health care fraud and abuse; (iv) state laws relating to Medicaid or any other state health care or health insurance programs; (v) federal or state laws relating to billing or claims for reimbursement submitted to any third party payor; and (vi) any other federal or state laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services, or the billing for or claims for reimbursement for such items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor, except where any failure to be in compliance with any of the foregoing matters described above in clauses (i) through (vi) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (c) Since January 1, 1998 and, to the knowledge of Parent, at any time prior to April 1, 1998, neither Parent, any Parent Subsidiary, nor any director, officer, employee, or agent of Parent or any Parent Subsidiary, with respect to actions taken on behalf of Parent or a Parent Subsidiary, (i) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (ii) has been excluded from participation in any federal health care program or state health care program (as such terms are defined by the Social Security Act), (iii) has been convicted of any criminal offense relating to the delivery of any item or service under a federal health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance or (iv) is a party to or subject to any action or proceeding concerning any of the matters described above in clauses (i) through
(iii).

         (d) Parent and each Parent Subsidiary are in compliance with all Healthcare Information Laws, except for failures to comply with any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each Parent Subsidiary
(i) have undertaken all necessary surveys, audits, inventories, reviews, analyses, or assessments (including any necessary risk assessments) on all areas required for compliance under all Healthcare Information Laws, (ii) have developed a Compliance Plan and (iii) have implemented those provisions of the Compliance Plan to ensure that such entity is and will remain in compliance with all Healthcare Information Laws, except for failures to take any actions described above in clauses (i) through (iii), which actions or proceedings would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (e) Parent and each Parent Subsidiary (i) are in compliance with all Laws and any other applicable guidance relating to the operation of pharmacies, the repackaging of drug products, the wholesale distribution of prescription drugs or controlled substances, and the dispensing of prescription drugs or controlled substances, (ii) are in compliance with all Laws and any other applicable guidance relating to the labeling, packaging, advertising, or adulteration of prescription drugs or controlled substances and (iii) are not subject to any sanction or other adverse action by any Governmental Entity for the matters described above in clauses (i) and (ii), except for such failures to comply or such sanctions described above in clauses (i) through (iii) that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.21. Ethical Business Practices. None of Parent, any Parent Subsidiary or, to the knowledge of Parent, any directors, officers, agents or employees of Parent or any Parent Subsidiary has on behalf of Parent or any Parent Subsidiary, (a) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties, campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any payment in the nature of criminal bribery, provided that with respect to any such unlawful action by, or on behalf of, a business, operation or Parent Subsidiary at a time when such business, operation or Parent Subsidiary was not owned, directly or indirectly, by Parent, these representations and warranties in this Section 4.21 are made solely to the knowledge of Parent.

         Section 4.22. Ownership of Company Common Stock. None of Parent, Merger Sub, nor any of their respective affiliates owns or has owned, directly or indirectly, during the past five years, shares of stock of the Company.

         Section 4.23. Financing. Parent has, and will have at the Effective Time, sufficient funds available to deposit with the Exchange Agent cash sufficient to make the cash payments payable pursuant to Article II and cash to make the cash payments payable pursuant to Article II from time to time as required following termination of the Exchange Fund.

                                   ARTICLE V

                                   COVENANTS

         Section 5.1. Conduct of the Company's Business Pending the Merger.

         (a) Except as set forth in Section 5.1(a) of the Company Disclosure Letter on the date of this Agreement, as required by applicable Law or as expressly contemplated by this Agreement, the Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, unless Parent shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed, the Company and the Company Subsidiaries shall use their reasonable best efforts to conduct their business in, and the Company and the Company Subsidiaries shall use their reasonable best efforts to not take any action except in, the ordinary course of business.

         (b) Except as set forth in Section 5.1(b) of the Company Disclosure Letter on the date of this Agreement, as required by applicable Law or as expressly contemplated by this Agreement, the Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, unless Parent shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for (A) dividends payable to the Company or a wholly owned subsidiary of the Company by another wholly owned subsidiary of the Company or (B) dividends by a Company Subsidiary that is partially owned by the Company or a Company Subsidiary, provided that the Company or any of the Company Subsidiaries receives its proportional share thereof; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock; or (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, other than the issuance of shares (A) upon the exercise of Company Options outstanding as of the date of this Agreement, (B) upon the exercise of warrants outstanding as of the date of this Agreement, (C) upon conversion of Company Class B-1 Common Stock or Company Class B-2 Common Stock and (D) in the ordinary course of business pursuant to the Purchase Plan. Except for grants of options to employees (other than Executive Officers) who are new hires or newly promoted, which grants shall in no event exceed options to purchase 250,000 shares annually, the Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, unless Parent shall otherwise consent in writing, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of any rights, warrants or options to acquire any shares of its capital stock or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents.

         (c) Except as set forth in Section 5.1(c) of the Company Disclosure Letter on the date of this Agreement, as required by applicable Law or as expressly contemplated by this Agreement, the Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, unless Parent shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to: (i) amend its certificate of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ii) create, assume or incur any material amount of indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings under existing lines of credit (or under any refinancing or amendment of such existing lines) or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company; (iii) other than in the ordinary course of business, make any material loans or advances to any other person other than loans or advances between any of the Company Subsidiaries or between the Company and any of the Company Subsidiaries; (iv) mortgage or pledge any of its material assets or properties; (v) merge or consolidate with any other entity in any transaction, or sell any material business or assets (other than sales of products and inventory in the ordinary course of business); (vi) change its accounting policies except as required by GAAP; (vii) increase the salary, bonus or compensation of any director or Executive Officer or make any other material change in employment terms for any of its Executive Officers, promote any employee to a position that is an Executive Officer or, except for normal increases as a result of promotions or normal increases of base pay, bonuses, compensation or benefits, in each case, in the ordinary course of business, make any material change in employment terms for any of its officers (other than Executive Officers) or affiliates;
(viii) except for the establishment and implementation of the Retention Plan containing the material terms set forth on Exhibit B to this Agreement (the "Retention Plan"), enter into any new agreement or arrangement that would result in any payment or benefit to any director, officer or employee of the Company or any Company Subsidiary upon or in connection with a change of control of the Company or, except for the establishment and implementation of the Retention Plan or as contemplated by the terms of any existing Company Benefit Plan, enter into any new, or amend any existing, Company Benefit Plan other than employment agreements entered into in the ordinary course of business with individuals who are new hires or newly promoted; (ix) make any discretionary contribution to the AdvancePCS Amended and Restated Deferred Compensation Plan or, except in the ordinary course of business, make any material change to the Company Benefit Plans; (x) except in the ordinary course of business, materially amend or cancel or agree to any material amendment or cancellation of any Company Material Contract; (xi) sell, transfer or lease, or agree to sell, transfer or lease, any material properties or assets (real, personal or mixed, tangible or intangible) to any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors; (xii) form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof which would be material to the Company and the Company Subsidiaries as a whole (other than in the ordinary course of business); (xiii) make or change any Tax election or settle or compromise any Tax liability involving amounts in excess of $2.5 million in the aggregate, in each case, other than in the ordinary course of business; (xiv) pay, discharge, settle or satisfy any claims in any Litigation (whether absolute, accrued, asserted or unasserted, contingent or otherwise) involving amounts in excess of $2.5 million in the aggregate; or (xv) with respect to the Company's 2004 fiscal year, make any non-budgeted capital expenditures in excess of $2.5 million in the aggregate or, with respect to the Company's 2005 fiscal year, make any non-budgeted capital expenditures in excess of $2.5 million in the aggregate.

         (d) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         Section 5.2. Conduct of Parent's Business Pending the Merger.

         (a) Except as set forth in Section 5.2(a) of the Parent Disclosure Letter on the date of this Agreement, as required by applicable Law or as expressly contemplated by this Agreement, Parent covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, unless the Company shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed, Parent and the Parent Subsidiaries shall use their reasonable best efforts to conduct their business in, and Parent and the Parent Subsidiaries shall use their reasonable best efforts to not take any action except in, the ordinary course of business.

         (b) Except as set forth in Section 5.2(b) of the Parent Disclosure Letter on the date of this Agreement, as required by applicable Law or as expressly contemplated by this Agreement, Parent covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, unless the Company shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed, Parent shall not, nor shall Parent permit any of the Parent Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for (A) dividends payable to Parent or a wholly owned subsidiary of Parent by another wholly owned subsidiary of Parent and (B) dividends by a Parent Subsidiary that is partially owned by Parent or a Parent Subsidiary, provided that Parent or any of the Parent Subsidiaries receives its proportional share thereof; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire any material amount of its capital stock except pursuant to any stock repurchase program announced prior to the date of this Agreement; or (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares (A) upon the exercise of Parent Options outstanding as of the date of this Agreement, (B) upon the exercise of warrants outstanding as of the date of this Agreement, (C) in connection with an acquisition by Parent otherwise permitted by this Agreement and (D) in the ordinary course of business pursuant to Parent's employee stock purchase plan.

         (c) Except as set forth in Section 5.2(c) of the Parent Disclosure Letter on the date of this Agreement, as required by applicable Law or as expressly contemplated by this Agreement, Parent covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, unless the Company shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed, Parent shall not, nor shall Parent permit any of the Parent Subsidiaries to: (i) subject to Section 5.2(d), amend its certificate of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ii) create, assume or incur any material amount of indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings under existing lines of credit (or under any refinancing or amendment of such existing lines) or (B) indebtedness owing to, or guaranties of indebtedness owing to, Parent;
(iii) other than in the ordinary course of business, make any material loans or advances to any other person other than loans or advances between any of the Parent Subsidiaries or between Parent and any of the Parent Subsidiaries; (iv) mortgage or pledge any of its material assets or properties; (v) merge or consolidate with any other entity or make any acquisition which in each case would be material to Parent and the Parent Subsidiaries taken as a whole, or sell any material business or assets (other than sales of products and inventory in the ordinary course of business); (vi) change its accounting policies except as required by GAAP; (vii) except in the ordinary course of business, materially amend or cancel or agree to any material amendment or cancellation of any Parent Material Contract; (viii) form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof which would be material to Parent and the Parent Subsidiaries as a whole (other than in the ordinary course of business) or (ix) sell, transfer or lease, or agree to sell, transfer or lease, any material properties or assets (real, personal or mixed, tangible or intangible) to any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors.

         (d) Subject to receipt of the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock as required by the DGCL, Parent covenants and agrees that it shall, on or before the Effective Time, amend and file with the Secretary of State of the State of Delaware an amendment to the Parent Certificate of Incorporation which shall increase the authorized number of shares of Parent Common Stock from 400,000,000 shares to 700,000,000 shares (the "Amended Parent Certificate of Incorporation").

         (e) Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         Section 5.3. Access to Information; Confidentiality.

         (a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement, the Company shall, and shall use its reasonable best efforts to cause the officers, directors, employees, auditors, attorneys, consultants, financial advisors, lenders and other representatives (collectively, the "Representatives") of the Company and the Company Subsidiaries to, afford the Representatives of Parent and Merger Sub, upon reasonable advance notice, reasonable access during normal business hours to the officers, employees, agents, premises, properties, offices and other facilities, books, records, contracts and documents of the Company and the Company Subsidiaries, and shall furnish Parent and Merger Sub with all financial, tax, operating and other data and information as Parent or Merger Sub, through its Representatives, may reasonably request. Parent and Merger Sub shall use reasonable best efforts to minimize any disruption to the business of the Company and the Company Subsidiaries that may result from the requests for access, data and other information hereunder. The Company shall use reasonable best efforts to furnish to Parent quarterly financial and operating data and information in substantially the form attached hereto as Exhibit C within forty-five days following the end of each calendar quarter. In addition, the Company shall use reasonable best efforts to furnish to Parent within thirty days following the end of each calendar month a schedule in substantially the form attached hereto as Exhibit D identifying the aggregate estimated annualized revenue and earnings associated with (a) all new business secured during the preceding calendar month, (b) all business that has been lost or is not being renewed during the preceding calendar month and (c) all business that has been renewed on new or revised terms or conditions (including a comparison to the annualized revenue and earnings associated with the previous contract) (such changes in (a), (b) and (c), the "Company Changed Contracts"). Parent will remain subject to the terms of a confidentiality agreement with the Company dated May 7, 2003 (the "Confidentiality Agreement"). Notwithstanding the foregoing, the Company shall have no obligation to provide any such access or data and information if the Company determines in good faith after consultation with outside legal counsel that providing such access or data and information would violate any legal or contractual restrictions, including restrictions under Antitrust Laws. Neither Parent nor any of its Representatives shall contact any person who, to the knowledge of Parent, is a client or customer of the Company or any of the Company Subsidiaries without the Company's prior written consent, such consent not to be unreasonably withheld or delayed; provided, however, Parent and its Representatives shall not be restricted from contacting any potential clients or customers in the ordinary course of business, including in connection with responding to "requests for proposals."

         (b) From the date hereof until the earlier of the Effective Time and the termination of this Agreement, Parent shall, and shall use its reasonable best efforts to cause the Representatives of Parent and the Parent Subsidiaries to, afford the Representatives of the Company, upon reasonable advance notice, reasonable access during normal business hours to the officers, employees, agents, premises, properties, offices and other facilities, books, records, contracts and documents of Parent and the Parent Subsidiaries, and shall furnish the Company with all financial, tax, operating and other data and information as the Company, through its Representatives, may reasonably request. The Company shall use reasonable best efforts to minimize any disruption to the business of Parent and the Parent Subsidiaries that may result from the requests for access, data and other information hereunder. Parent shall use reasonable best efforts to furnish to the Company quarterly financial and operating data and information in substantially the form attached hereto as Exhibit E within forty-five days following the end of each calendar quarter. In addition, Parent shall use reasonable best efforts to furnish to the Company within thirty days following the end of each calendar month a schedule in substantially the form attached hereto as Exhibit D identifying the aggregate estimated annualized revenue and earnings associated with (a) all new business secured during the preceding calendar month, (b) all business that has been lost or is not being renewed during the preceding calendar month and (c) all business that has been renewed on new or revised terms or conditions (including a comparison to the annualized revenue and earnings associated with the previous contract) (such changes in (a), (b) and (c), the "Parent Changed Contracts"). The Company will remain subject to the terms of the Confidentiality Agreement. Notwithstanding the foregoing, Parent shall have no obligation to provide any such access or data and information if Parent determines in good faith after consultation with outside legal counsel that providing such access or data and information would violate any legal or contractual restrictions, including restrictions under Antitrust Laws. Neither the Company nor any of its Representatives shall contact any person, who to the knowledge of the Company, is a client or customer of Parent or any of the Parent Subsidiaries without Parent's prior written consent, such consent not to be unreasonably withheld or delayed; provided, however, the Company or its Representatives shall not be restricted from contacting any potential clients or customers in the ordinary course of business, including in connection with responding to "requests for proposals."

         (c) No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         (d) Notwithstanding anything contained in this Agreement or the Confidentiality Agreement to the contrary, the parties (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the Merger; provided, however, that no party (and no employee, representative or other agent thereof) shall disclose any other information that is not relevant to understanding the Tax treatment and Tax structure of the Merger (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any federal or state securities law. The parties acknowledge and agree that this Section 5.3(d) shall be deemed an amendment to the Confidentiality Agreement pursuant to and in accordance with paragraph 11 thereof.

         Section 5.4. Notification of Certain Matters.

         (a) Between the date hereof and the Effective Time, the Company will confer in good faith on a regular basis with one or more representatives of Parent designated to the Company regarding satisfaction of the conditions to Closing set forth in Article VI of this Agreement. The Company acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultations.

         (b) Between the date hereof and the Effective Time, Parent will confer in good faith on a regular basis with one or more representatives of the Company designated to Parent regarding satisfaction of the conditions to Closing set forth in Article VI of this Agreement. Parent acknowledges that the Company does not and will not waive any rights it may have under this Agreement as a result of such consultations.

         (c) If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, (i) would have been required to be set forth or described by the Company in the Company Disclosure Letter or by Parent in the Parent Disclosure Letter or (ii) would have caused a representation or warranty in Article III or Article IV hereof, as applicable, to be violated as of such date, then the Company or Parent, as applicable, shall, for informational purposes only, deliver to Parent or the Company, as applicable, the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, updated to reflect such event or matter on or before the first business day following the 45th day after the end of each fiscal quarter prior to the Effective Time and at the Effective Time (the last such delivery being made as of the Effective Time); provided, however, that such supplemental disclosure shall not be required to disclose any such event or matter, and the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, shall not be required to be updated, in either case, with respect to representations or warranties that are expressly made as of a specific date. Notwithstanding the foregoing, if any event or matter arises after the date of this Agreement that has had, or would reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, the Company or Parent, as applicable, shall promptly after becoming aware of such event or matter communicate the occurrence of such event or matter to Parent or the Company, as applicable, and in any event shall communicate such event or matter to the Company or Parent, as applicable, in writing within ten days of such party's first becoming aware of such event or matter. The Company shall use reasonable best efforts to furnish to Parent within thirty days following the end of each calendar month notification of any pending or threatened bankruptcy or similar proceeding known to the Company involving any party to any Company Material Contract. Parent shall use reasonable best efforts to furnish to the Company within thirty days following the end of each calendar month notification of any pending or threatened bankruptcy or similar proceeding known to Parent involving any party to any Parent Material Contract. Failure to comply with this Section 5.4(c) shall not result in a failure by the Company to satisfy the conditions set forth in Sections 6.2(b) or 6.2(c) unless the event or matter giving rise to the obligation to amend or supplement hereunder involves a breach of a representation or warranty hereunder which results in a failure to satisfy the condition set forth in Section 6.2(a) and which breach is incurable or has not been cured in all material respects as contemplated by Section 7.1(i). Failure to comply with this Section 5.4(c) shall not result in a failure by Parent to satisfy the conditions set forth in Sections 6.3(b) or 6.3(c) unless the event or matter giving rise to the obligation to amend or supplement hereunder involves a breach of a representation or warranty hereunder which results in a failure to satisfy the condition set forth in
Section 6.3(a) and which breach is incurable or has not been cured in all material respects as contemplated by Section 7.1(j). Except as set forth in the two preceding sentences, the parties' obligations under this Section 5.4(c) and the disclosure of any matter in accordance with the provisions of this Section 5.4(c) shall not limit or otherwise affect the remedies available hereunder to the party receiving such disclosure and shall not be deemed to cure any breach or inaccuracy of any representation or warranty made in this Agreement.

         Section 5.5. HSR Filings; Best Efforts; Further Assurances.

         (a) Each of Parent and the Company shall (i) make or cause to be made the filings required of such party to this Agreement or any of the Company Subsidiaries, the Parent Subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party to this Agreement or any of the Company Subsidiaries or the Parent Subsidiaries from the United States Federal Trade Commission or the United States Department of Justice or any other Governmental Entity in respect of such filings or such transactions, and
(iii) act in good faith and reasonably cooperate with the other party in connection with any such filing (including, if requested by the other party, to accept all reasonable additions, deletions or changes suggested by the other party in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws with respect to any such filing or any such transaction. To the extent not prohibited by applicable Laws, each party to this Agreement shall use all reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Laws in connection with the Merger and the other transactions contemplated by this Agreement. Each party to this Agreement shall give the other parties to this Agreement reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity regarding any such filings or any such transaction. None of the parties to this Agreement shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of any such filings, investigation or other inquiry without giving the other parties to this Agreement prior notice of the meeting or conversation and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. The parties to this Agreement will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to this Agreement in connection with proceedings under or relating to the HSR Act or other Antitrust Laws. Parent shall take the lead in coordinating any filings and obtaining any necessary approvals under the HSR Act or any other federal, state or foreign antitrust laws, including the timing of the initial filing, which will be made as promptly as practicable after the date of this Agreement.

         (b) Subject to Section 5.5(d), each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith and subject to
Section 5.5(d), if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as inconsistent with or violative of any Antitrust Law, each of Parent and the Company shall (by negotiation, litigation or otherwise) cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding, including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the Merger or any other transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal, unless, by mutual agreement, Parent and the Company decide that litigation is not in their respective best interests. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.5 shall limit the right of a party to this Agreement to terminate this Agreement pursuant to Section 7.1(c), so long as such party to this Agreement has up to then complied in all material respects with its obligations under this Section 5.5. Each of Parent and the Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

         (c) Subject to Section 5.5(d), each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Entities and the making of all other necessary registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement,
(iii) the preparation of the Joint Proxy Statement and the Registration Statement, (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (v) the providing of all such information concerning such party, its subsidiaries, its affiliates and its subsidiaries' and affiliates' officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in Section 5.5(a), Section 5.5(b) or this Section 5.5(c). Each of Parent and the Company agrees that it will use its reasonable commercial efforts to obtain prior to the Effective Time each of the consents that are listed in Section 5.5(c) of the Company Disclosure Letter.

         (d) Notwithstanding anything to the contrary in this Section 5.5, neither Parent nor the Company shall be required in order to resolve any objections asserted under Antitrust Laws by any Governmental Entity with respect to the transactions contemplated by this Agreement to divest any of its businesses, product lines or assets, or take or agree to take any other action or agree to any limitation or restriction, that the Board of Directors of Parent reasonably determines in good faith, after considering the advice of its management and legal and financial advisors, (i) to be materially adverse to Parent and its subsidiaries taken as a whole or (ii) would materially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated by this Agreement.

         (e) Except as set forth in Section 5.5(e) of the Company Disclosure Letter or Section 5.5(e) of the Parent Disclosure Letter, as applicable, in each case on the date of this Agreement, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any delay (other than an immaterial delay) in the obtaining of, or increase the risk (other than an insignificant increase) of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) increase the risk (other than an insignificant increase) of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated by this Agreement, (iii) increase the risk (other than an insignificant increase) of not being able to remove any such order on appeal or otherwise or (iv) delay (other than an immaterial delay) or prevent the consummation of the transactions contemplated by this Agreement.

         Section 5.6. No Solicitation.

         (a) Company.

                  (i) The Company shall not, and shall not authorize and will use its reasonable best efforts not to, permit any of the Company Subsidiaries or their Representatives to, directly or indirectly, (A) solicit, initiate or encourage, or knowingly take any other action to facilitate, the submission of any Acquisition Proposal with respect to the Company or (B) participate in or encourage any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to the Company; provided, however, that, prior to obtaining approval and adoption of this Agreement and the Merger from the stockholders of the Company, the foregoing shall not prohibit the Company, the Company Subsidiaries or their Representatives from furnishing information to, or entering into discussions or negotiations with, any person that makes an Acquisition Proposal with respect to the Company that was not solicited by the Company in breach of this Section 5.6(a) or that did not otherwise result from a breach of this Section 5.6(a), if, and to the extent that, (x) the Board of Directors of the Company, after consultation with and having considered the advice of outside legal counsel, determines in good faith that failure to take such action could result in a reasonable probability that the Board of Directors of the Company would breach its fiduciary duties under applicable Delaware law, (y) prior to furnishing any such information to such person, the Company receives from such person an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person (provided that if the Company enters into such a confidentiality agreement with respect to such Acquisition Proposal that contains provisions that are less protective in any material respects to the Company than the provisions of the Confidentiality Agreement, the Company agrees to amend the Confidentiality Agreement so as to provide Parent the benefit of such less protective provisions), and (z) the Board of Directors of the Company determines in good faith, after having considered the advice from its independent financial advisor, that such Acquisition Proposal is or is reasonably likely to result in a Superior Proposal. Unless the Board of Directors of the Company, after consultation with and having considered the advice of outside legal counsel, determines in good faith that taking such action could result in a reasonable probability that the Board of Directors of the Company would breach its fiduciary duties under applicable Delaware law, the Company shall (i) provide prompt (but in no event less than twenty-four hours after receipt of any Acquisition Proposal with respect to the Company) written notice to Parent of the receipt of any such Acquisition Proposal, indicating in connection with such notice the material terms and conditions of such Acquisition Proposal, the identity of such person making any such Acquisition Proposal and the Company's current intention with respect to furnishing information to, or entering into discussions or negotiations with, such person and (ii) promptly keep Parent informed of the status and material terms of any such Acquisition Proposal. All information provided by the Company to Parent under this Section 5.6(a)(i) shall be kept confidential by Parent in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing or anything in this Agreement or the Confidentiality Agreement to the contrary, Parent (and each Representative of Parent) may disclose to any and all persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of an Acquisition Proposal with respect to the Company beginning on the earliest of (i) the date of the public announcement of discussions relating to such Acquisition Proposal, (ii) the date of public announcement of such Acquisition Proposal, or (iii) the date of the execution of an agreement (with or without conditions) to enter into such Acquisition Proposal, provided, however, that neither Parent nor any Representative of Parent may disclose any other information that is not relevant to understanding the Tax treatment and Tax structure of such Acquisition Proposal (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any federal or state securities laws. The Company shall cease and cause to be terminated immediately all existing discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal with respect to the Company. For purposes of this Agreement, "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any bona fide offer or proposal with respect to (i) a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or Parent, as applicable, (ii) any purchase or other acquisition of 10% or more of the consolidated assets of the Company or Parent, as applicable, or (iii) any purchase or other acquisition (by tender offer, exchange offer or otherwise) of 10% or more of the outstanding voting equity securities of the Company or Parent, as applicable.

                  (ii) The Board of Directors of the Company shall not, except as expressly permitted by this Agreement (including this Section 5.6(a)(ii)), (A) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the recommendation of the Board of Directors of the Company to the Company's stockholders to approve and adopt this Agreement and the Merger (a "Company Change in Recommendation"), (B) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal with respect to the Company from a third party (a "Company Alternative Transaction"), or
         (C) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (other than a confidentiality agreement) (each, an "Acquisition Agreement") related to any Company Alternative Transaction. Notwithstanding the foregoing, if prior to the approval and adoption of this Agreement and the Merger by the Company's stockholders, the Board of Directors of the Company determines in good faith, after it has received a Superior Proposal in compliance with Section 5.6(a)(i) and after consultation with and having considered the advice of outside legal counsel, that failure to take such action could result in a reasonable probability that the Board of Directors of the Company would breach its fiduciary duties under applicable Delaware law, the Board of Directors of the Company may (subject to this and the following sentences in this Section 5.6(a)(ii)) (1) make a Company Change in Recommendation, (2) approve or recommend, or propose publicly to approve or recommend, such Superior Proposal (either clause (1) or (2) above being a "Company Subsequent Determination") and (3) authorize the Company to and cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal, but in each case only at a time that is after the fifth day (or the second day, in the case of a material amendment to a Superior Proposal) following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing), identify the person making such Superior Proposal and state that the Board of Directors of the Company intends to make a Company Subsequent Determination or authorize the Company to and cause the Company to enter into an Acquisition Agreement. During such five day period (or two day period in the case of a material amendment), the Company shall provide an opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Board of Directors of the Company to proceed with its recommendation to the Company's stockholders without a Company Subsequent Determination. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into a Company Alternative Transaction or a Parent Alternative Transaction, as applicable, which the Board of Directors of the Company or Parent, as applicable, determines in its good faith judgment (having considered, among other things, the advice of outside legal counsel and an independent financial advisor) to be more favorable to the Company's stockholders or Parent's stockholders, as applicable, than the Merger (taking into account such matters as deemed relevant by such Board of Directors, including (i) whether, in the good faith judgment of the Board of Directors of the Company or Parent, as applicable, the third party is reasonably able to finance the transaction, (ii) any proposed changes to this Agreement that may be proposed by Parent or the Company, as applicable, in response to such Alternative Transaction and (iii) the ability and timing for satisfaction of the conditions to closing the Merger and such Alternative Transaction).

                  (iii) Nothing contained in this Agreement shall prohibit the Company from (A) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or (B) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside legal counsel, failure so to disclose would be inconsistent with applicable Law; provided, however, that neither the Company nor the Board of Directors of the Company shall, except as specifically permitted by Section 5.6(a)(ii), make a Company Change in Recommendation or approve or recommend, or propose publicly to approve or recommend, a Company Alternative Transaction.

         (b) Parent.

                  (i) Parent shall not, and shall not authorize and will use its reasonable best efforts not to, permit any of the Parent Subsidiaries or their Representatives to, directly or indirectly, (A) solicit, initiate or encourage, or knowingly take any other action to facilitate, the submission of any Acquisition Proposal with respect to Parent or (B) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to Parent; provided, however, that, prior to obtaining approval and adoption of the Amended Parent Certificate of Incorporation and the approval of the issuance of Parent Common Stock in connection with the Merger from the stockholders of Parent, the foregoing shall not prohibit Parent, the Parent Subsidiaries or their Representative from furnishing information to, or entering into discussions or negotiations with, any person that makes an Acquisition Proposal with respect to Parent that was not solicited by Parent in breach of this Section 5.6(b) or that did not otherwise result from a breach of this Section 5.6(b), if, and to the extent that, (x) the Board of Directors of Parent, after consultation with and having considered the advice of outside legal counsel, determines in good faith that failure to take such action could result in a reasonable probability that the Board of Directors of Parent would breach its fiduciary duties under applicable Delaware law, (y) prior to furnishing any such information to such person, Parent receives from such person an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person (provided that if Parent enters into such a confidentiality agreement with respect to such Acquisition Proposal that contains provisions that are less protective in any material respects to Parent than the provisions of the Confidentiality Agreement, Parent agrees to amend the Confidentiality Agreement so as to provide the Company the benefit of such less protective provisions), and (z) the Board of Directors of Parent determines in good faith, after having considered the advice from its independent financial advisor, that such Acquisition Proposal is or is reasonably likely to result in a Superior Proposal. Unless the Board of Directors of Parent, after consultation with and having considered the advice of outside legal counsel, determines in good faith that taking such action could result in a reasonable probability that the Board of Directors of Parent would breach its fiduciary duties under applicable Delaware law, Parent shall (i) provide prompt (but in no event less than twenty-four hours after receipt of any Acquisition Proposal with respect to Parent) written notice to the Company of the receipt of any such Acquisition Proposal, indicating in connection with such notice the material terms and conditions of such Acquisition Proposal, the identity of such person making any such Acquisition Proposal and Parent's current intention with respect to furnishing information to, or entering into discussions or negotiations with, such person and
         (ii) promptly keep the Company informed of the status and material terms of any such Acquisition Proposal. All information provided by Parent to the Company under this Section 5.6(b)(i) shall be kept confidential by the Company in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing or anything in this Agreement or the Confidentiality Agreement to the contrary, the Company (and each Representative of the Company) may disclose to any and all persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of an Acquisition Proposal with respect to Parent beginning on the earliest of (i) the date of the public announcement of discussions relating to such Acquisition Proposal, (ii) the date of public announcement of such Acquisition Proposal, or (iii) the date of the execution of an agreement (with or without conditions) to enter into such Acquisition Proposal, provided, however, that neither the Company nor any Representative of the Company may disclose any other information that is not relevant to understanding the Tax treatment and Tax structure of such Acquisition Proposal (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any federal or state securities laws. Parent shall cease and cause to be terminated immediately all existing discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal with respect to Parent.

                  (ii) The Board of Directors of Parent shall not, except as expressly permitted by this Agreement (including this Section 5.6(b)(ii)), (A) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to the Company, the recommendation of the Board of Directors of Parent to Parent's stockholders to approve the issuance of the Parent Common Stock in the Merger and approve and adopt the Amended Parent Certificate of Incorporation (a "Parent Change in Recommendation"), (B) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal with respect Parent from a third party (a "Parent Alternative Transaction"), or (C) cause Parent to enter into any Acquisition Agreement related to any Parent Alternative Transaction. Notwithstanding the foregoing, if prior to the approval and adoption of the Amended Parent Certificate of Incorporation and the approval of the issuance of Parent Common Stock in connection with the Merger by Parent's stockholders, the Board of Directors of Parent determines in good faith, after it has received a Superior Proposal in compliance with Section 5.6(b)(i) and after consultation with and having considered the advice of outside legal counsel, that failure to take such action could result in a reasonable probability that the Board of Directors of Parent would breach its fiduciary duties under applicable Delaware law, the Board of Directors of Parent may (subject to this and the following sentences in this Section 5.6(b)(ii)) (1) make a Parent Change in Recommendation, (2) approve or recommend, or propose publicly to approve or recommend, such Superior Proposal (either clause (1) or (2) above being a "Parent Subsequent Determination") and (3) authorize Parent to and cause Parent to enter into an Acquisition Agreement with respect to a Superior Proposal, but in each case only at a time that is after the fifth day (or the second day, in the case of a material amendment to a Superior Proposal) following the Company's receipt of written notice advising the Company that the Board of Directors of Parent is prepared to accept a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing), identify the person making such Superior Proposal and state that the Board of Directors of Parent intends to make a Parent Subsequent Determination or authorize Parent to and cause Parent to enter into an Acquisition Agreement. During such five day period (or two day period in the case of a material amendment), Parent shall provide an opportunity for the Company to propose such adjustments to the terms and conditions of this Agreement as would enable the Board of Directors of Parent to proceed with its recommendation to Parent's stockholders without a Parent Subsequent Determination.

                  (iii) Nothing contained in this Agreement shall prohibit Parent from (A) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or (B) making any disclosure to Parent's stockholders if, in the good faith judgment of the Board of Directors of Parent, after consultation with outside legal counsel, failure so to disclose would be inconsistent with applicable Law; provided, however, that neither Parent nor the Board of Directors of Parent shall, except as specifically permitted by Section 5.6(b)(ii), make a Parent Change in Recommendation or approve or recommend, or propose publicly to approve or recommend, a Parent Alternative Transaction.

         Section 5.7. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder Litigation against the Company and its directors relating to the Merger or the other transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent's prior written consent, which consent will not be unreasonably withheld.

         Section 5.8. Indemnification; D&O Insurance.

         (a) From and after the Effective Time, Parent shall cause (including by providing adequate funding to) the Surviving Corporation to, and the Surviving Corporation shall, (i) indemnify and hold harmless, and provide advancement of expenses to, each present and former director and officer of the Company or the Company Subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring at or prior to the Effective Time (including with respect to acts or omissions occurring in connection with approval of this Agreement and the consummation of the transactions contemplated hereby) to the extent provided in the Company Certificate of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Parent and (ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) Certificate of Incorporation and Bylaws for a period of at least six years from and after the Effective Time, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the Company Certificate of Incorporation and Company Bylaws.

         (b) Parent shall cause (including by providing adequate funding to) the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for a period of six years from and after the Effective Time the current directors' and officers' liability insurance policies ("D&O Insurance") covered by such policies (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are, in the aggregate, not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this
Section 5.8(b) more than an amount per year equal to one hundred seventy-five percent (175%) of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than one hundred seventy-five percent (175%) of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to one hundred seventy-five percent (175%) of current annual premiums, and provided, further, that any substitution or replacement of existing policies shall not result in any gaps or lapses of coverage with respect to facts, events, acts or omissions occurring at or prior to the Effective Time.

         (c) It is expressly agreed that the Indemnified Parties (including their heirs and representatives) to whom Section 5.8 applies shall be third-party beneficiaries of this Section 5.8. The provisions of this Section
5.8 are intended to be for the benefit of, and will be enforceable by, such third-party beneficiaries.

         Section 5.9. Public Announcements. The initial press release concerning the Merger and the transactions contemplated by this Agreement shall be a joint press release. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or requirements of the NYSE or The Nasdaq National Market.

         Section 5.10. Registration Statement; Joint Proxy Statement.

         (a) As promptly as practicable after the execution of this Agreement,
(i) Parent and the Company shall jointly prepare and file with the SEC the joint proxy statement to be sent to the stockholders of the Company and to the stockholders of Parent relating to the meeting of Company's stockholders (the "Company Stockholders' Meeting") and to the meeting of the Parent's stockholders (the "Parent Stockholders' Meeting") to be held to consider, in the case of the Company's stockholders, the approval and adoption of this Agreement, and in the case of Parent's stockholders, the approval and adoption of the Amended Parent Certificate of Incorporation and the approval of the issuance of Parent Common Stock in connection with the Merger (such joint proxy statement, as amended or supplemented, being referred to herein as the "Joint Proxy Statement") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Joint Proxy Statement shall be included, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Joint Proxy Statement to its stockholders and Parent shall mail the Joint Proxy Statement to its stockholders.

         (b) Except as specifically permitted by Section 5.6(a)(ii), the Board of Directors of the Company shall recommend to the Company's stockholders the approval and adoption of this Agreement and the Merger and the Board of Directors of the Company shall not make a Company Change in Recommendation.

         (c) Except as specifically permitted by Section 5.6(b)(ii), the Board of Directors of Parent shall recommend to Parent's stockholders the approval of the issuance of the Parent Common Stock in the Merger and approval and adoption of the Amended Parent Certificate of Incorporation and the Board of Directors of Parent shall not make a Parent Change in Recommendation.

         (d) Except for an amendment or supplement (including by incorporation by reference) relating to an Acquisition Proposal, a Company Subsequent Determination, a Parent Subsequent Determination, a Company Change in Recommendation or a Parent Change in Recommendation, no amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Nothing in this Agreement shall prohibit the Company or Parent, as the case may be, from making disclosure (and such disclosure in and of itself shall not be deemed to be a Company Change in Recommendation or Parent Change in Recommendation, as the case may be) of the fact that an Acquisition Proposal has been proposed, the identity of the person making such proposal or the material terms of such proposal. Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         Section 5.11. Stockholders' Meetings.

         (a) The Company shall cause the Company Stockholders' Meeting to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger, and the Company shall use its reasonable best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall take all action necessary in accordance with applicable Law, the Company Certificate of Incorporation and the Company Bylaws to duly call, give notice of and convene the Company Stockholders' Meeting. Unless the Board of Directors of the Company has made a Company Subsequent Determination or Company Change in Recommendation as permitted by this Agreement, the Company shall use its reasonable best efforts to solicit from holders of shares of Company Common Stock entitled to vote at the Company Stockholders' Meeting proxies in favor of approval and adoption of this Agreement and the Merger and shall take all other action necessary or, in the reasonable judgment of Parent, helpful to secure the vote or consent of such holders required by the DGCL or this Agreement to effect the Merger.

         (b) Parent shall cause the Parent Stockholders' Meeting to be duly called and held as soon as practicable for the purpose of voting on the issuance of Parent Common Stock in connection with the Merger and the approval and adoption of the Amended Parent Certificate of Incorporation and Parent shall use its reasonable best efforts to hold the Parent Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Parent shall take all action necessary in accordance with applicable Law, the Parent Certificate of Incorporation and the Parent Bylaws to duly call, give notice of and convene the Parent Stockholders' Meeting. Unless the Board of Directors of Parent has made a Parent Subsequent Determination or Parent Change in Recommendation as permitted by this Agreement, Parent shall use its reasonable best efforts to solicit from holders of shares of Parent Common Stock entitled to vote at the Parent Stockholders' Meeting proxies in favor of approval of the issuance of Parent Common Stock in connection with the Merger and the approval and adoption of the Amended Parent Certificate of Incorporation and shall take all other action necessary or, in the reasonable judgment of the Company, helpful to secure the vote or consent of such holders required by the DGCL, the Listed Company Manual of the NYSE or this Agreement to effect the Merger.

         Section 5.12. Composition of Board of Directors of Parent. At or prior to the Effective Time, Parent shall expand the size of its Board of Directors from eleven directors to fourteen directors. Parent shall use its reasonable best efforts to appoint three of the Company's current independent directors or such other persons contemplated by this Section 5.12 to the Board of Directors of Parent effective as of the Effective Time, which directors shall be proposed by the Company. Such director nominees must be acceptable to Parent upon evaluation in accordance with its corporate governance guidelines and practices. If one or more of these positions cannot be filled by the Company's current independent directors, the Company may propose other director nominees that do not currently serve as directors of the Company for consideration by Parent. Such directors shall be appointed to each of the three classes of the Board of Directors of Parent such that their terms of office expire at the annual meeting of stockholders of Parent in 2004, 2005 and 2006, respectively.

         Section 5.13. Undertakings of Parent. Parent shall perform, or cause to be performed, when due all obligations of Merger Sub under this Agreement.

         Section 5.14. NYSE Listing. Prior to the Effective Time, Parent shall cause Parent Common Stock issuable in connection with the Merger or upon the exercise of Substitute Options or Substitute Warrants to be approved for listing on the NYSE, subject to official notice of issuance.

         Section 5.15. Employee Plans and Benefits and Employment Contracts.

         (a) Except as otherwise provided in this Section 5.15, the Company as the Surviving Corporation shall (subject to Section 5.15(d)) continue immediately following the Effective Time to maintain each Company Benefit Plan (provided that the Company's severance plans and policies shall be continued to the extent provided in the Retention Plan) and each of its generally applicable employment related policies and practices as in effect immediately before the Effective Time except as expressly agreed upon between the Company and Parent or, if any such Company Benefit Plan only has one participant, between such participant and Parent, for a transition period, which transition period may be different for each such plan and which period shall be set by Parent based on the time deemed necessary to effect a reasonable transition for such employees from participating in each such Company Benefit Plan to participating in a comparable Parent Benefit Plan, if any, maintained for similarly situated Parent employees provided that (i) no transition period for any Company Benefit Plan shall end before the sooner to occur of six months following the Effective Time or December 31, 2004 (the "Transition Period"), (ii) Parent shall adopt transition rules to prevent any loss of credit for participant and employer contributions (but only to the extent recorded on the books and records of the Company or the Company Financial Statements), payments, co-payments and the like if a transition period for a Company Benefit Plan ends before the end of the plan year for such plan and (iii) the Company as the Surviving Corporation shall continue to maintain each such Company Benefit Plan subject to the same rights the Company had immediately prior to the Effective Time to administer, amend and terminate such plan.

         (b) In accordance with the provisions of Section 5.15(a) above, the Company as the Surviving Corporation shall continue following the Effective Time to maintain its generally applicable employment related policies and practices, including those related to vacation time, sick leave, personal time off and the like, for a transition period, which transition period may be different for each such policy or practice and which period shall be set by Parent based on the time deemed necessary to effect a reasonable transition for such employees from being subject to any such policy or practice to being subject to a comparable Parent policy or practice, if any, for similarly situated employees of Parent or any Parent Subsidiaries; provided, however, that notwithstanding the generality of the foregoing, following the Effective Time, Parent shall, or shall cause the Company as the Surviving Corporation to, honor all vacation, sick time and other paid time off that has been accrued but unused by the employees of the Company or any of the Company Subsidiaries immediately prior to the Effective Time, in each case solely to the extent the Company has properly accrued for all such vacation, sick time and other paid time off on the Company Financial Statements and provided further, however, that no transition period for the Company's policies relating to vacation time, sick leave, personal time off and the like shall end before the last day of the Transition Period.

         (c) Parent shall treat an individual's employment as an employee by the Company or any Company Subsidiaries the same as employment as an employee by Parent for purposes of satisfying any service or eligibility requirement under any Parent Benefit Plan and to determine the extent to which a benefit earned under such a plan is non-forfeitable if such individual is employed as an employee by the Company or any Company Subsidiaries at the Effective Time.

         (d) Parent shall provide to individuals who are employed by the Company and the Company Subsidiaries as of the Effective Time and who remain employed by Parent or any Parent Subsidiary after the Effective Time with employee compensation and benefits that are comparable in all material respects with the compensation and benefits that Parent provides to similarly-situated employees of Parent and the Parent Subsidiaries.

         (e) From and after the Effective Time, Parent shall honor or cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations under the employment agreements listed in Section 3.14(a) of the Company Disclosure Letter and the Retention Plan. Parent and the Company agree that the consummation of the Merger shall constitute a "change in control" or "change of control" or similar transaction for purposes of the agreements and plans set forth in Section 5.15(e) of the Company Disclosure Letter notwithstanding anything to the contrary set forth in any such agreement or plan.

         (f) Nothing in this Section 5.15 shall confer any rights on, or provide any remedies for, any employee or former employee of the Company or any Company Subsidiaries or on, or for, any person making a claim on behalf of any such employee or former employee.

         Section 5.16. Certain Tax Matters.

         (a) Parent and the Company shall use reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and to obtain the Tax opinions set forth in Sections 6.2(d) and 6.3(d) hereof. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g).

         (b) Officers of Parent, Merger Sub and the Company shall execute and deliver to King & Spalding, tax counsel to Parent, and Skadden Arps, tax counsel to the Company, certificates substantially in the form agreed to by the parties and such law firms at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement, at the time the Registration Statement and Joint Proxy Statement is declared effective by the SEC and at the Effective Time, in connection with such tax counsel's respective delivery of opinions, pursuant to Sections 6.2(d) and 6.3(d) hereof, with respect to the tax treatment of the Merger. Each of Parent, Merger Sub or the Company shall use its reasonable best efforts not to take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates described in this Section 5.16(b).

         (c) The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Each of Parent and the Company shall pay, without deduction from any amount payable to holders of Company Common Stock and without reimbursement from the other party, any such Taxes or fees imposed on it by any Governmental Entity (or for which its stockholders are primarily liable), which becomes payable in connection with the transactions contemplated by this Agreement.

         Section 5.17. Accountant Letters.

         (a) The Company shall use commercially reasonable efforts to cause PricewaterhouseCoopers LLP to deliver a letter relating to the Company's fiscal years 2002 and 2003 dated not more than five days prior to the date on which the Registration Statement shall have become effective and addressed to the Company and Parent in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Joint Proxy Statement; provided that, the failure of such a letter to be delivered by PricewaterhouseCoopers LLP shall not result in a failure of a condition to Closing (including Section 6.2(b) or (c) hereof).

         (b) Parent shall use commercially reasonable efforts to cause KPMG LLP to deliver a letter relating to Parent's fiscal year 2002 dated not more than five days prior to the date on which the Registration Statement shall have become effective and addressed to Parent and the Company in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Joint Proxy Statement; provided, that the failure of such a letter to be delivered by KPMG LLP shall not result in a failure of a condition to Closing (including Section 6.3(b) or (c) hereof).

                                  ARTICLE VI

                                   CONDITIONS

         Section 6.1. Conditions to the Obligation of Each Party. The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

         (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

         (b) The issuance of Parent Common Stock in connection with the Merger shall have been approved and the Amended Parent Certificate of Incorporation shall have been approved and adopted, in each case, by the requisite votes of the stockholders of Parent;

         (c) No applicable Law and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting or preventing consummation of the Merger or making the Merger illegal shall be in effect;

         (d) The SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement, shall have been initiated or threatened in writing by the SEC;

         (e) The shares of Parent Common Stock to be issued in the Merger or upon the exercise of Substitute Options or Substitute Warrants shall have been approved for listing on the NYSE, subject to official notice of issuance;

         (f) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

         (g) Other than the filing of the Certificate of Merger and filings pursuant to the HSR Act (which are addressed in Section 6.1(f)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent or the Company or any of the Company Subsidiaries or the Parent Subsidiaries to consummate the Merger or the other transactions contemplated hereby, the failure of which to be obtained or taken would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect after taking into account the Merger, shall have been obtained. No consents, approvals, actions, filings or notices related to any Antitrust Laws or antitrust requirements of any jurisdiction, except as set forth in Section 6.1(f), shall be a condition to closing under this Section 6.1(g).

         Section 6.2. Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

         (a) The representations and warranties of the Company in this Agreement shall be true and correct in all respects (but without regard to materiality qualifications or references to Company Material Adverse Effect contained in any specific representation or warranty) as of the date of this Agreement and as of the date of the Closing as though made on and as of the Closing (except for representations or warranties expressly made as of a specific date, the accuracy of which will be determined as of the specified date), except where any failure of such representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Company Material Adverse Effect;

         (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time;

         (c) The Company shall have delivered to Parent a certificate to the effect that each of the conditions specified in Sections 6.2(a) and (b) above has been satisfied in all respects; and

         (d) Parent shall have received the opinion of King & Spalding, in form and substance reasonably satisfactory to Parent, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent, Merger Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.2(d), King & Spalding shall have received and may rely upon the certificates and representations referred to in
Section 5.16(b) hereof.

         Section 6.3. Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

         (a) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects (but without regard to materiality qualifications or references to Parent Material Adverse Effect contained in any specific representation or warranty) as of the date of this Agreement and as of the date of the Closing as though made on and as of the Closing (except for representations or warranties expressly made as of a specific date, the accuracy of which will be determined as of the specified date), except where any failure of such representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Parent Material Adverse Effect;

         (b) Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time;

         (c) Each of Parent and Merger Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 6.3(a) and (b) above has been satisfied in all respects; and

         (d) The Company shall have received the opinion of Skadden Arps, in form and substance reasonably satisfactory to the Company, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent, Merger Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.3(d), Skadden Arps shall have received and may rely upon the certificates and representations referred to in
Section 5.16(b) hereof.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

         Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company's stockholders or Parent's stockholders, as applicable:

         (a) By mutual written consent of duly authorized representatives of Parent, Merger Sub and the Company;

         (b) By any of Parent, Merger Sub or the Company, if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided however, that the party terminating this Agreement pursuant to this Section 7.1(b) shall have used its reasonable best efforts to have such order, decree, ruling or action vacated;

         (c) By any of Parent, Merger Sub or the Company, if the Merger shall not have been consummated on or before June 2, 2004 (the "Outside Date"); provided, however, that if on the Outside Date the condition to Closing set forth in Section 6.1(f) shall not have been satisfied but all other conditions to Closing shall be satisfied or shall be capable of being satisfied, then the Outside Date shall be extended to September 2, 2004 if the Company or Parent notifies the other on or prior to June 2, 2004 of its election to extend the Outside Date to September 2, 2004; provided further, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger on or before such date;

         (d) By Parent or Merger Sub, if the Board of Directors of the Company
(i) shall have made a Company Change in Recommendation, (ii) causes the Company to enter into an Acquisition Agreement with respect to an Acquisition Proposal with respect to the Company, (iii) shall have approved or recommended any Acquisition Proposal with respect to the Company or (iv) shall have resolved to do any of the foregoing;

         (e) By the Company, if the Board of Directors of Parent (i) shall have made a Parent Change in Recommendation, (ii) causes Parent to enter into an Acquisition Agreement with respect to an Acquisition Proposal with respect to Parent, (iii) shall have approved or recommended any Acquisition Proposal with respect to Parent or (iv) shall have resolved to do any of the foregoing;

         (f) By Parent or Merger Sub, if (i) a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 50% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Company's Board of Directors fails within ten business days of commencement of such tender offer to recommend that the stockholders of the Company not tender their shares in such tender or exchange offer; provided, however that if Parent or Merger Sub does not exercise this right to terminate within 15 business days of the commencement of any such tender offer or exchange offer, this right to terminate shall cease to be exercisable by Parent or Merger Sub or (ii) for any reason the Company fails to call and hold the Company Stockholders' Meeting by June 2, 2004 and prior to such date Parent shall have called and held the Parent Stockholders' Meeting;

         (g) By the Company, if (i) a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 50% or more of the outstanding shares of Parent Common Stock is commenced and Parent's Board of Directors fails within ten business days of commencement of such tender offer to recommend that the stockholders of Parent not tender their shares in such tender or exchange offer; provided, however, that if the Company does not exercise this right to terminate within 15 business days of the commencement of such tender or exchange offer, this right to terminate shall cease to be exercisable by the Company, or (ii) for any reason Parent fails to call and hold the Parent Stockholders' Meeting by June 2, 2004 and prior to such date the Company shall have called and held the Company Stockholders' Meeting;

         (h) By any of Parent, Merger Sub or the Company, if (i) this Agreement and the Merger shall fail to be approved and adopted by the stockholders of the Company at the Company Stockholders' Meeting by reason of the failure to obtain the required vote at such meeting or (ii) the Amended Parent Certificate of Incorporation shall fail to be approved and adopted by the stockholders of Parent or the issuance of Parent Common Stock in connection with the Merger shall fail to be approved by the stockholders of Parent, in either case, at the Parent Stockholders' Meeting by reason of the failure to obtain the required votes at such meeting;

         (i) By Parent or Merger Sub, if there shall have been a breach by the Company of any of its representations, warranties, covenants or other obligations hereunder, which breach would result in the failure to satisfy the conditions set forth in Section 6.2(a) or Section 6.2(b) and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within 30 days after written notice thereof shall have been received by the Company; provided that Section 7.1(f)(ii) shall govern any failure by the Company to call and hold the Company Stockholders' Meeting by June 2, 2004;

         (j) By the Company, if there shall have been a breach by either of Parent or Merger Sub of any of its respective representations, warranties, covenants or other obligations hereunder, which breach would result in the failure to satisfy the conditions set forth in Section 6.3(a) or Section 6.3(b) and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within 30 days after written notice thereof shall have been received by Parent; provided that Section 7.1(g)(ii) shall govern any failure by Parent to call and hold the Parent Stockholders' Meeting by June 2, 2004;

         (k) By the Company, if (i) the Board of Directors of the Company shall have made a Company Change in Recommendation and (ii) thereafter, the Board of Directors of the Company shall have authorized the Company to enter into an Acquisition Agreement relating to a Superior Proposal as contemplated by
Section 5.6(a)(ii); provided that the Company's right to terminate this Agreement under this Section 7.1(k) shall not be available if the Company is then in breach of Section 5.6(a); or

         (l) By Parent, if (i) the Board of Directors of Parent shall have made a Parent Change in Recommendation and (ii) thereafter, the Board of Directors of Parent shall have authorized Parent to enter into an Acquisition Agreement relating to a Superior Proposal as contemplated by Section 5.6(b)(ii); provided that Parent's right to terminate this Agreement under this Section 7.1(l) shall not be available if Parent is then in breach of Section 5.6(b).

         Section 7.2. Effect of Termination.

         (a) In the event of the termination of this Agreement pursuant to
Section 7.1 hereof, this Agreement shall forthwith be terminated and have no further effect with no liability on the part of any party hereto, except that the agreements contained in this Section 7.2 and in Section 8.12 shall survive termination hereof, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

         (b) If (i) Parent or Merger Sub exercises its right to terminate this Agreement under Section 7.1(d) or (ii) the Company exercises its right to terminate this Agreement pursuant to Section 7.1(k), the Company shall pay to Parent (within five business days of Parent's demand thereof) the sum of (A) all reasonable documented out-of-pocket fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by Parent in connection with the Merger or related to the authorization, preparation, negotiation, financing, execution and performance of this Agreement and the transactions contemplated hereby up to a maximum amount of $15 million (the "Parent Expenses") and (B) $100 million (the "Termination Fee").

         (c) If (i) the Company exercises its right to terminate this Agreement under Section 7.1(e) or (ii) Parent exercises its right to terminate this Agreement pursuant to Section 7.1(l), Parent shall pay to the Company (within five business days of the Company's demand thereof) the sum of (A) all reasonable documented out-of-pocket fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by the Company in connection with the Merger or related to the authorization, preparation, negotiation, financing, execution and performance of this Agreement and the transactions contemplated hereby up to a maximum amount of $15 million (the "Company Expenses") and (B) the Termination Fee.

         (d) If Parent or Merger Sub exercises its right to terminate this Agreement under Section 7.1(f), then the Company shall pay to Parent (within five business days of Parent's demand thereof) the Parent Expenses. If (i) Parent or Merger Sub exercises its right to terminate this Agreement under
Section 7.1(f), and (ii) within twelve months after termination of this Agreement, the Company shall (A) consummate a Material Acquisition Proposal with respect to the Company which was publicly announced prior to such termination or (B) enter into any Acquisition Agreement relating to a Material Acquisition Proposal with respect to the Company which was publicly announced prior to such termination and consummate such Material Acquisition Proposal within 24 months after termination of this Agreement, then, immediately prior to, and as a condition of, consummation of such Material Acquisition Proposal, the Company shall pay to Parent the Termination Fee. For purposes of this Agreement, "Material Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any bona fide offer or proposal with respect to
(i) a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or Parent, as applicable, pursuant to which the stockholders of the Company or Parent, as applicable, immediately prior to such transaction would own less than 75% of the voting equity securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) any purchase or other acquisition of 25% or more of the consolidated assets of the Company or Parent, as applicable, or (iii) any purchase or other acquisition (by tender offer, exchange offer or otherwise) of 25% or more of the outstanding voting equity securities of the Company or Parent, as applicable.

         (e) If the Company exercises its right to terminate this Agreement under Section 7.1(g), then Parent shall pay to the Company (within five business days of the Company's demand thereof) the Company Expenses. If (i) the Company exercises its right to terminate this Agreement under Section 7.1(g), and (ii) within twelve months after termination of this Agreement, Parent shall
(A) consummate a Material Acquisition Proposal with respect to Parent which was publicly announced prior to such termination or (B) enter into any Acquisition Agreement relating to a Material Acquisition Proposal with respect to Parent which was publicly announced prior to such termination and consummate such Material Acquisition Proposal within 24 months after termination of this Agreement, then, immediately prior to, and as a condition of, consummation of such Material Acquisition Proposal, Parent shall pay to the Company the Termination Fee.

         (f) If (i) (A) Parent or Merger Sub exercises its right to terminate this Agreement under Section 7.1(h)(i) or 7.1(i) or (B) the Company exercises its right to terminate this Agreement under Section 7.1(h)(i), and (ii) within twelve months after termination of this Agreement, the Company shall (A) consummate a Material Acquisition Proposal with respect to the Company which was publicly announced prior to such termination or (B) enter into any Acquisition Agreement relating to a Material Acquisition Proposal with respect to the Company which was publicly announced prior to such termination and consummate such Material Acquisition Proposal within 24 months after termination of this Agreement, then, immediately prior to, and as a condition of, consummation of such Material Acquisition Proposal, the Company shall pay to Parent the sum of (x) the Parent Expenses and (y) the Termination Fee.

         (g) If (i) (A) the Company exercises its right to terminate this Agreement under Section 7.1(h)(ii) or 7.1(j) or (B) Parent or Merger Sub exercises its right to terminate this Agreement under Section 7.1(h)(ii), and
(ii) within twelve months after termination of this Agreement, Parent shall (A) consummate a Material Acquisition Proposal with respect to Parent which was publicly announced prior to such termination or (B) enter into any Acquisition Agreement relating to a Material Acquisition Proposal with respect to Parent which was publicly announced prior to such termination and consummate such Material Acquisition Proposal within 24 months after termination of this Agreement, then, immediately prior to, and as a condition of, consummation of such Material Acquisition Proposal, Parent shall pay to the Company the sum of
(x) the Company Expenses and (y) the Termination Fee.

         (h) All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive such payment. Each of the parties hereto acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement. Accordingly, (i) if the Company fails to pay in a timely manner any of the amounts due pursuant to this Section 7.2, and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company, the Company shall pay to Parent its reasonable fees and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.2 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, or
(ii) if Parent fails to pay in a timely manner any of the amounts due pursuant to this Section 7.2, and, in order to obtain such payment, the Company makes a claim that results in a judgment against Parent, Parent shall pay to the Company its reasonable fees and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.2 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Notwithstanding anything herein to the contrary, if either of the Company or Parent shall pay or shall be required to pay the Termination Fee or the Parent Expenses or the Company Expenses, as applicable, under a Section of this Article VII, it shall not be required to pay the Termination Fee or the Parent Expenses or the Company Expenses, as applicable, under any other Section of this Article VII.

         Section 7.3. Amendments. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors; provided, however, that after approval of the Merger by the Company's stockholders, no amendment that requires the further approval of the Company's stockholders shall be made without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 7.4. Waiver. At any time prior to the Effective Time, whether before or after the Company Stockholders' Meeting and the Parent Stockholders' Meeting, any party hereto may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                 ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1. No Third Party Beneficiaries. Other than the provisions of Section 5.8 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

         Section 8.2. Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         Section 8.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that Merger Sub may freely assign its rights to a Parent Subsidiary without such prior written approval but no such assignment shall relieve Merger Sub of any of its obligations hereunder.

         Section 8.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 8.5. Headings. The descriptive headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

         Section 8.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 8.8. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         Section 8.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.10. Non-Survival of Representations and Warranties and Agreements. The representations, warranties and agreements in this Agreement, including any rights arising out of any breach of such representations, warranties and agreements, shall terminate at the Effective Time, except for those agreements contained herein (including Section 5.8) that by their terms apply or are to be performed in whole or in part after the Effective Time and the provisions in this Article VIII.

         Section 8.11. Certain Definitions.

         (a) For purposes of this Agreement, the terms "associate" and "affiliate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

         (b) For purposes of this Agreement, the phrase "Company Material Adverse Effect" shall mean, with respect to the Company, any change, circumstance, event or effect shall have occurred that, when taken together with all other adverse changes, circumstances, events or effects that have occurred, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, except to the extent resulting from (i) any changes in general United States or global economic conditions, (ii) any changes in general economic conditions in industries in which the Company or any Company Subsidiary operates or (iii) (A) any loss by the Company or any Company Subsidiary of any customer (including business of such customer) to Parent or any Parent Subsidiary, (B) any loss by the Company or any Company Subsidiary of any customer (including business of such customer) to any party other than Parent or any Parent Subsidiary or any diminution in revenue or earnings from any customer in connection with the renewal or renegotiation of such customer's contract, in each case from and after the date hereof or (C) any loss by the Company or any Company Subsidiary of the customer disclosed in writing to Parent on or prior to the date of this Agreement, including any diminution in revenues or earnings from such customer; provided that with respect to clauses (i) and (ii), such effect is not materially more adverse with respect to the Company and the Company Subsidiaries, taken as a whole, than the effect on comparable pharmaceutical benefit management businesses generally and with respect to clause (iii)(B) that such losses and diminution between the date of this Agreement and the Effective Time (when netted against revenues from new business of a comparable margin obtained during the same period) do not involve, determined based on the information regarding Company Changed Contracts provided by the Company pursuant to Section 5.3(a), in the aggregate annualized revenues or annualized earnings in excess of the amounts set forth in Exhibit F to this Agreement (it being understood and agreed that the loss of or diminution in any revenues or earnings from the customer described in clause (iii)(C) above shall not be counted toward these thresholds).

         (c) For purposes of this Agreement, the phrase "Parent Material Adverse Effect" shall mean, with respect to Parent, any change, circumstance, event or effect shall have occurred that, when taken together with all other adverse changes, circumstances, events or effects that have occurred, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of Parent and the Parent Subsidiaries taken as a whole, except to the extent resulting from (i) any changes in general United States or global economic conditions, (ii) any changes in general economic conditions in industries in which Parent or any Parent Subsidiary operates or (iii) (A) any loss by Parent or any Parent Subsidiary of any customer (including business of such customer) to the Company or any Company Subsidiary or (B) any loss by Parent or any Parent Subsidiary of any customer (including business of such customer) to any party other than the Company or any Company Subsidiary or any diminution in revenue or earnings from any customer in connection with the renewal or renegotiation of such customer's contract, in each case from and after the date hereof; provided that with respect to clauses (i) and (ii), such effect is not materially more adverse with respect to Parent and the Parent Subsidiaries, taken as a whole, than the effect on comparable pharmaceutical benefit management businesses generally and with respect to clause (iii)(B) that such losses and diminution between the date of this Agreement and the Effective Time (when netted against revenues from new business of a comparable margin obtained during the same period) do not involve, determined based on the information regarding Parent Changed Contracts provided by Parent pursuant to Section 5.3(b), in the aggregate annualized revenues or annualized earnings in excess of the amounts set forth in Exhibit F to this Agreement.

         (d) For purposes of this Agreement, the phrases "to the knowledge of the Company," "known to the Company," "becoming aware" and similar formulations shall mean with respect to the Company or the Company Subsidiaries the actual knowledge of the people set forth in Section 8.11(d) of the Company Disclosure Letter after reasonable inquiry.

         (e) For purposes of this Agreement, the phrases "to the knowledge of Parent," "known to Parent," "becoming aware" and similar formulations shall mean with respect to Parent or the Parent Subsidiaries the actual knowledge of the people set forth in Section 8.11(e) of the Parent Disclosure Letter after reasonable inquiry.

         (f) For purposes of this Agreement, the term "Executive Officer" shall mean, with respect to the Company, any Company Subsidiary, Parent or any Parent Subsidiary, any officer of serving as a Chief Executive Officer, Vice Chairman, President, Senior Executive Vice President, Executive Vice President or Senior Vice President, but shall not include any officer serving in the position of Vice President or any lesser position in such organization.

         Section 8.12. Fees and Expenses. Except as provided in Section 7.2, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         Section 8.13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.13:

         If to Parent or Merger Sub:   Caremark Rx, Inc.
                                       3000 Galleria Tower, Suite 1000
                                       Birmingham, Alabama  35244
                                       Telecopier:  205/982-7709
                                       Attention: Chief Executive Officer
                                                  General Counsel

         with a copy to:               King & Spalding LLP
         (which shall not              191 Peachtree Street
         constitute notice)            Atlanta, Georgia  30306
                                       Telecopier:  404/572-5147
                                       Attention:  William R. Spalding

         If to the Company:            AdvancePCS
                                       750 West John Carpenter Freeway,
                                       Suite 1200
                                       Irving, Texas  75039
                                       Telecopier:  469/524-7972
                                       Attention: Chief Executive Officer
                                                  General Counsel
                                                  SVP, Corporate Affairs
                                                  and Secretary

         with a copy to:               Skadden, Arps, Slate, Meagher & Flom LLP
         (which shall not              Four Times Square
         constitute notice)            New York, NY 10036
                                       Telecopier:  212/735-2000
                                       Attention:  Paul T. Schnell
                                                   Neil P. Stronski

         IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                     ADVANCEPCS

                             By: /s/ David D. Halbert
                             Name:   David D. Halbert
                             Title:  Chairman of the Board,
                                     President and Chief  Executive Officer


                                                     CAREMARK RX, INC.

                             By: /s/ E. Mac Crawford
                             Name:   E. Mac Crawford
                             Title:  Chairman and Chief Executive Officer


                            COUGAR MERGER CORPORATION

                             By: /s/ E. Mac Crawford
                             Name:   E. Mac Crawford
                             Title:  President